* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE SYMBOL "^" HAS BEEN USED IN THE EXHIBIT TO INDICATE WHERE CONFIDENTIAL PORTIONS OF THE TEXT HAVE BEEN OMITTED FROM THE EXHIBIT AND FILED SEPARATELY, ON A CONFIDENTIAL BASIS, WITH THE SECURITIES AND EXCHANGE COMMISSION.

DATED                                                     As of October 31,1996
-------------------------------------------------------------------------------





                              COUTTS & CO.

                                   and

                    BERLINER BANK A.G. LONDON BRANCH

                                   and

                        OVERSEAS FILMGROUP, INC.

                                   and

               ENTERTAINMENT/MEDIA ACQUISITION CORPORATION





_______________________________________________________________________________


                          RESTATED AND AMENDED
                          SYNDICATION AGREEMENT

_______________________________________________________________________________









                             RICHARDS BUTLER
                             Beaufort House,
                         15, St. Botolph Street,
                             London EC3A 7EE

                         Telephone: 071-247-6555
                          Telex: 949494 RBLAW G
                            Fax: 071-247-5091
                              Ref: CB/RPSP

TABLE OF CONTENTS
-----------------


1. INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

2. FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

3. CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . .  25

4. PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

5. INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

6. FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

7. EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

8. CHANGES IN APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . .  46

9. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS  . . . . . . . . . . . . . .  48

10. FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . .  76

11. FINANCIAL OBLIGATIONS OF THE BORROWER  . . . . . . . . . . . . . . . . .  79

12. EXECUTION OF FACILITY LETTERS  . . . . . . . . . . . . . . . . . . . . .  86

13. THE PRIOR OBLIGATIONS AND EXISTING BORROWINGS  . . . . . . . . . . . . .  88

14. NATURE OF THE BANKS' RIGHTS AND OBLIGATIONS  . . . . . . . . . . . . . .  89

15. SECURITY AND APPLICATION OF MONIES . . . . . . . . . . . . . . . . . . .  90

16. PROCEDURE FOR FUNDING ADVANCES . . . . . . . . . . . . . . . . . . . . .  92

17. AVAILABILITY AND REVIEW  . . . . . . . . . . . . . . . . . . . . . . . .  94

18. ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

19. THE AGENT AND THE BANKS  . . . . . . . . . . . . . . . . . . . . . . . .  97

20. CONSENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . 104

21. SHARING OF PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . 105

22. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . 108

23. NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121

24. CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123

25. FURTHER ASSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . 123


26. CUMULATIVE RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 124

27. GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . . . . . . . . . . 125

28. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125

29. RELATIONSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126

30. CONFLICTS WITH FACILITY LETTERS  . . . . . . . . . . . . . . . . . . . . 126

THIS RESTATED AND AMENDED SYNDICATION AGREEMENT is made the 31st day of October 1996

BETWEEN:-

(1) COUTTS & CO of 440 Strand, London WC2R OQS ("Coutts");

(2) BERLINER BANK A.G. LONDON BRANCH (the United Kingdom branch of a company incorporated in Germany) of No. 1 Crown Court, Cheapside, London EC2V 6JP ("Berliner");

(3) OVERSEAS FILMGROUP, INC. of 8800 Sunset Boulevard, Los Angeles CA 90069 ("Old OFG"); and

(4) ENTERTAINMENT/MEDIA ACQUISITION CORPORATION of 8800 Sunset Boulevard, Los Angeles, CA 90069 ("New OFG").

WHEREAS

(A) Pursuant to a syndication agreement dated 9th May 1994 between the Banks, National Westminster Bank plc and Old OFG, as amended with effect from 9th May 1995 and as extended pursuant to a commitment letter dated 12th August 1996 (effective as of 9th May 1996) from the Banks to Old OFG (such agreement, as amended and extended being "the Existing Syndication Agreement") the Banks made available certain facilities to Old OFG.

(B) Pursuant to a facility letter ("the Distribution Facility Letter") dated 5th July 1996 between the Agent and Old OFG, the Agent made available to Old OFG a facility ("the Distribution Facility") of US$3,500,000 to enable Old OFG to make a distribution to its principal shareholders.

(C) Pursuant to an Agreement of Merger dated as of July 2, 1996 executed by Old OFG, New OFG, Ellen Dinerman Little and Robert B. Little, an Amendment to Agreement of Merger dated as of September 20, 1996 executed by the same parties (as amended, the Agreement of Merger is referred to herein as the "Merger Agreement") and the certificate of merger ("the Certificate of Merger") to be executed by new OFG and to be filed with the Secretary of State of the State of Delaware Old OFG will merge with and into New OFG with New OFG as the surviving corporation ("the Merger").

(D) Upon consummation of the Merger, New OFG will change its name from Entertainment/Media Acquisition Corporation to Overseas Filmgroup, Inc.

(E) As a consequence of the Merger, New OFG will assume by law all of the obligations of Old OFG under the Existing Syndication Agreement, the Distribution Facility Letter and any and all agreements and documents executed in connection therewith (including without limitation facility letters, security agreements and any agreements or documents executed as a pre-condition to the utilisation of any facility made available pursuant to the Existing Syndication Agreement) (collectively "the Prior Obligations").

(F) Subject to the Merger being consummated, the Banks wish to continue to make available facilities to New OFG on the terms set out herein.

(G) It is intended that this agreement be executed by all parties except New OFG forthwith and by New OFG on consummation of the Merger.


IT IS AGREED as follows:-


1     INTERPRETATION
      --------------

1.1   In this agreement:-

"the Acquisition                  shall mean each and every agreement
Agreements"                       described as "the Acquisition Agreement" in
                                  each Facility Letter

"Agent" means Coutts, acting in its capacity as agent for the Banks (including itself) hereunder;

"the Back End Fee"                means in respect of each Film the fee referred
                                  to in clause 6.1.3 hereof;

"Banks" means Coutts and Berliner, and each is a "Bank";

"the Borrower"                    means Old OFG up to the date of the
                                  consummation of the merger and New OFG after the date of the consummation of the merger;

"Business Day"                    means a day other than a Saturday or Sunday on
                                  which commercial banks are open for business generally in London, and (in the case of payments to be made in United States Dollars)
                                  New York City or (in the case of payments to be made in other currencies) the principal commercial centre of the country whose currency is concerned;

"City National"                   means City National Bank;

"the City National Letter         means the letters of credit issued
of Credit"                        prior to the date hereof by each Bank in
                                  favour of City National Bank, each such
                                  letter of credit being for up to a maximum amount of ^;

"the City                         means the facility to be made available
National Facility"                hereunder for the purpose set out in
                                  clause 2.7 hereof;

"the Collections Account"         means the Collections Account (as defined in
                                  the applicable Facility Letter or Facility
                                  Letters);

"Commitment"                      means in relation to each Bank the amount
                                  which, on the assumption that the Film
                                  Facilities, the Operating Facility and the City National Facility were fully utilised each Bank would be committed to make available by way of Loan and/or assume by way of Obligation pursuant to the terms hereof and of the Facility Letters, the amount of each Bank's Commitment being the amount set opposite its name in Schedule 1;

"Distribution Commission"         in respect of each Film shall bear the meaning
                                  ascribed to it in the applicable Facility
                                  Letter;

"Distribution Expenses"           in respect of each Film shall bear the meaning
                                  ascribed to it in the applicable Facility
                                  Letter;

"Event(s) of Default"             means collectively the events of default set
                                  out in clause 22 hereof and all "Events of Default" as defined in each Facility Letter and each is an "Event of Default";

"the Employment Agreements"       means the agreements to be dated the effective
                                  date of the Merger between the Borrower, Robert Little and Ellen Little relating to the employment by the Borrower of Robert and Ellen
                                  Little;

"the Excluded Amounts"            means the aggregate of (i) to (v) below:
                                  (i)    receivables from ^ of the ^ up to a
                                         maximum amount of ^ of the amount
                                         outstanding from time to time under the
                                         Film Facilities; and
                                  (ii)   any receivables which are doubtful in
                                         the absolute opinion of the Agent; and

                                  (iii)  amounts outstanding from the Borrower
                                         to ^, which are secured by a security
                                         interest ranking superior to, or equal
                                         with, the Security Interests and which
                                         relate to the films entitled ^ and/or ^
                                         but only up to a maximum amount equal
                                         to the Borrower's aggregate receivables
                                         from time to time in respect of each
                                         such film;
                                  (iv)   amounts due to any third party
                                         (including without limitation any
                                         producer) contractually payable
                                         pursuant to the arrangements made or to
                                         be made to enable the Borrower to
                                         acquire rights to any films (including
                                         without limitation the Films), other
                                         than with respect to receivables that
                                         are already part of "the Excluded
                                         Amounts" by virtue of the other sub-
                                         clauses of this definition; and

                                  (v)    receivables in respect of films
                                         financed by a third party financier or
                                         financiers since 9th May 1994 which are
                                         secured by a security interest ranking
                                         superior to, or equal with, the
                                         Security Interests, but only up to a
                                         maximum amount equal to the Borrower's
                                         outstanding indebtedness to the
                                         applicable financier(s);

"Facilities"                      means collectively the Film Facilities, the
                                  Operating Facility, and the City National
                                  Facility and each is a "Facility";

"Facility Letter"                 means in relation to each Film Facility the
                                  agreement executed between the Agent and the Borrower setting out the terms (other than the terms contained in this Agreement) on which such Film Facility is made available to the Borrower and includes, without limitation, any facility letter issued pursuant to the
                                  Existing Syndication Agreement;

"Facility Request"                means a request by the Borrower to the Agent
                                  for the making of a Film Facility for a Film in accordance with the procedures set out in clause 12 hereof;

"Film Facilities"                 means collectively the facilities made
                                  available pursuant to this Agreement for the purposes set out in clause 2.2.2 hereof, and each is a "Film Facility";

"the Films"                       means each film or television programme in
                                  respect of which a Film Facility is made available hereunder, and each is a "Film";

"the Group Companies"             means Jacaranda Music Inc., a corporation
                                  incorporated under the laws of the state of Delaware (Federal Identification Number 95-
                                  3931503), Intrastate Film Distributors, Inc, a corporation incorporated under the laws of the state of Delaware (Federal Identification
                                  Number 95-3842874), Overseas Filmgroup (UK)
                                  Limited, a company incorporated under the laws of England and Wales (Company No. 2505219) and
                                  Walrus Pictures Inc., a company incorporated under the laws of the State of California
                                  (Federal Identification Number 95-4345242);

"Gross Receipts"                  means Gross Receipts (as defined in the
                                  applicable Facility Letter or Facility
                                  Letters);

"Interest Period(s)"              means in relation to each Loan, each period
                                  ascertained in accordance with clause 5
                                  hereof;


"Licence Agreements"              means all agreements and arrangements to be
                                  entered into by the Borrower and the Sub-
                                  Distributors for the distribution, exhibition or other exploitation of any Film or Films

"Loan"                            means in relation to each Film

                                  Facility the sum made available and remaining outstanding by way of cash advance under the relevant Facility Letter or hereunder and/or paid by the Agent or the Banks under any letter of credit or bank guarantee issued pursuant to any such Facility Letter and in relation to the Operating Facility the aggregate of all sums advanced hereunder and remaining outstanding and in relation to the City National Facility all sums advanced under the City National Letter of Credit and remaining outstanding hereunder and additionally in relation to each Facility any interest fees or expenses to which the Agent or the Banks are entitled and which are outstanding whether hereunder or under the relevant Facility Letter;

"Majority Banks"                  means the Banks whose Commitments in total
                                  constitute a percentage in excess of ^ of the amount of the aggregate Commitments of the Banks provided always that in the event of any deadlock (following good faith consultation) between the Agent (acting in its capacity as a Bank) and (if applicable) any other Bank ("the Agent's Allied Bank") on the one hand and any other Banks on the other hand, "Majority Banks" shall mean ^ and ^ the ^;

"the Merger Documents"            any and all agreements or documents executed
                                  or supplied in consummation of, or in relation to, the Merger;

"Net Receivables"                 means the aggregate amount from time to time
                                  outstanding to the Borrower from third parties
                                  (other than ^), plus the aggregate amount of any ^ held by Borrower and/or the Group
                                  Companies (or any of them);

"Obligations"                     means in relation to each Film Facility, the
                                  obligations undertaken by the Banks, or by the Agent on behalf of the Banks, to third parties (which shall for these purposes include any one or more of the Banks acting in a capacity other than that of a Bank hereunder) pursuant to the terms of the relevant Facility Letter and/or this Agreement including without limitation, obligations undertaken by way of the establishment of letters of credit or the giving of guarantees;

"the Operating                    means the facility to be made available
Facility"                         hereunder for the purpose set out in clause
                                  2.5 hereof;

"Permitted Encumbrances"          means (a) the security interest of the Agent
                                  and/or the Banks under this Agreement and the other Relevant Agreements; (b) any other liens approved in writing by the Agent; and (c) each of the following:

                                  (i)    liens for taxes, the payment of which
                                         is not yet delinquent;

                                  (ii)   statutory and common law liens of
                                         landlords, carriers,
                                         warehousemen, mechanics,
                                         material-men, film laboratories,
                                         sound studios, collecting banks and
                                         others or Liens imposed by law
                                         incurred in the ordinary course of
                                         business for sums not yet delinquent
                                         or being contested in good faith, if
                                         all reserves or other appropriate
                                         provisions, if any, required by GAAP
                                         have been made therefor;

                                  (iii)  liens (other than liens imposed by
                                         ERISA) incurred or deposits made in the
                                         ordinary course of business in
                                         connection with workers' compensation,
                                         unemployment insurance and other types
                                         of social security, or to secure the
                                         performance of tenders, statutory
                                         obligations, surety and appeal bonds,
                                         bids, leases, government contracts,
                                         performance and return-of-money bonds
                                         and other similar
                                         obligations (exclusive of
                                         obligations for the payment of
                                         borrowed money) or liens in favour
                                         of governmental authorities arising
                                         as a matter of law in connection
                                         with the issuance of licenses and
                                         permits necessary for the operation
                                         of any of the Relevant Parties'
                                         businesses in the ordinary course;

                                  (iv)   attachment or judgment liens not
                                         constituting an Event of Default under
                                         clause 22 hereof;

                                  (v) any interest or title of a lessor under any lease permitted by clause 11.1.3.7 hereof;

                                  (vi)   leases or subleases granted by a
                                         Relevant Party to others not
                                         interfering in any material respect
                                         with the business of such Relevant
                                         Party;

                                  (vii) Easements, rights-of-way, restrictions, servitudes, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower;

                                  (viii) Purchase money liens securing
                                         obligations incurred in connection with
                                         purchases or capitalised leases of
                                         assets (other than Films) in the
                                         ordinary course of business; provided
                                         that, in each case, the same attaches
                                         only to the specific asset purchased or
                                         leased and provided further that the
                                         indebtedness for borrowed money
                                         incurred in connection with all such
                                         liens does not exceed ^ in the
                                         aggregate at any time;

                                  (ix)   liens in a Film or any other films or
                                         TV programs acquired by or licensed to
                                         the Borrower after the date of this
                                         Agreement in favour of
                                         any bank providing production
                                         finance to the producer of any of
                                         the Films or any such other films or
                                         TV programs or in favour of third
                                         party completion guarantors or the
                                         person or entity from whom the
                                         Borrower acquired such Film or any
                                         such other films or TV programs
                                         granted as security for the monetary
                                         and distribution obligations owing
                                         to such production bank, guarantor,
                                         person or entity, provided that
                                         pursuant to an intercreditor
                                         agreement acceptable to the Agent,
                                         after delivery of the Film or any
                                         such other films or TV programs and
                                         payment of the applicable advance or
                                         guarantee (or after repayment of the
                                         "secured sums", as applicable) such
                                         liens are junior and subordinate to
                                         the Security Interests and further
                                         provided that after
                                         delivery of the Film or any such
                                         other films or TV programs to the
                                         Borrower and the Borrower's payment
                                         of the applicable minimum advance,
                                         the lien shall be limited to the
                                         secured party's share of the
                                         proceeds thereafter payable by
                                         Borrower under the applicable
                                         Acquisition Agreement or inter-party
                                         agreement or other applicable
                                         acquisition or distribution
                                         agreement;

                                  (x)    liens in a Film or other films or TV
                                         programs owned licensed to, and/or
                                         acquired by the Borrower after the date
                                         of this Agreement pursuant to written
                                         security agreements in favour of guilds
                                         required pursuant to the terms of
                                         collective bargaining agreements
                                         securing the obligations of the
                                         producer of such Film to such guilds
                                         only with respect
                                         to such Film; and

                                  (xi)   contractual liens incurred in the
                                         ordinary course of business with regard
                                         to services rendered by laboratories
                                         with respect to a Film to secure the
                                         Borrower's obligations to such
                                         laboratories only in connection with
                                         such Film, provided that the Borrower
                                         has provided to the Agent a laboratory
                                         access agreement acceptable to the
                                         Agent and provided the aggregate amount
                                         of all secured obligations for each
                                         Film does not exceed ^;

                                  (xii)  the security interest referred to in
                                         clause 3.1.10 in favour of Robert
                                         Little and Ellen Little;

                                  (xiii) liens in any films or TV programs
                                         (other than the Films) owned, licensed
                                         to, and/or acquired by the Borrower
                                         prior to the date
                                         hereof which have been disclosed to,
                                         and approved by the Agent and
                                         provided always that such liens are
                                         limited to the film or TV program in
                                         question.  Details of such liens are
                                         set out in Schedule 5 hereto

"Permitted Prior                  means  the  Permitted  Encumbrances
Encumbrances"                     described in clauses ^ and ^ of the definition
                                  of the term Permitted Encumbrances that by law are accorded priority to the liens in favour of the Agent, and those described in clauses ^ and ^ of the definition of the term Permitted
                                  Encumbrances, subject to the limitations in such clauses;

"Relevant Agreements"             means this Agreement, the agreements referred
                                  to in clause 3.1 hereof, the Facility Letters and any document described in any Facility
                                  Letter as a "Relevant Agreement" ;

"Relevant Parties"                means the parties to the Relevant

                                  Agreements;

"the Security Agreements"         means the agreements pursuant to which the
                                  Borrower and the Group Companies will grant or have granted to the Agent (as agent and trustee for the Banks) the Security Interests and each is a "Security Agreement";

"the Security Interests"          means the security interests referred to in
                                  clause 3.1.1 hereof and in relation to each Film Facility the security interest given to the Agent pursuant to any document executed in fulfilment of the terms of the relevant
                                  Facility Letter;

"Sub-Distributors"                means the parties to the Licence Agreements
                                  other than the Borrower;

"Tax(es)"                         means all taxes, levies, imposts, duties,
                                  charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge; and

"US $" and "United                means lawful currency of the
United States Dollars"            States of America.

      1.2   In this agreement unless the context requires otherwise:-

               1.2.1 references to "this Agreement" are references to this agreement and its schedules, as amended or supplemented at the relevant time, and any reference to a "Facility Letter" is a reference to such document as amended or supplemented at the relevant time;

               1.2.2 each reference to a "person" shall be construed as a reference to any person, firm, company, corporation, government state, agency of a state, association or partnership;

               1.2.3 each reference to the Borrower, any Bank, or the Agent shall where relevant be deemed to be a reference to or to include, as appropriate, its successors or assigns;

               1.2.4 each reference in this Agreement to "writing" and any cognate expression, includes a reference to any communication effected by facsimile transmission or other method of reproducing words in permanent visible form;

               1.2.5 each reference in this Agreement to a statute or a provision of a statute is a reference to that statute or provision as amended or re-enacted at the relevant time;

               1.2.6 the index to and the headings in this Agreement are for convenience only and shall not affect its interpretation; and

               1.2.7 references to clauses and schedules are to clauses of, and schedules to this Agreement.

2     FACILITIES

      2.1 Subject to the terms of this Agreement and to an aggregate facility limit of US$27,000,000 (twenty seven million United States Dollars) (inclusive of fees, costs and expenses payable hereunder), the Banks severally (pro rata to their respective Commitments) hereby agree to make available to the Borrower:-

               2.1.1 Film Facilities under which the aggregate total amount outstanding at any time shall not exceed US$21,000,000 (twenty one million

                         United States Dollars) or such lesser amount as shall be determined pursuant to clause 2.11 hereof (inclusive of fees, costs and expenses payable hereunder in respect thereof);

               2.1.2 the Operating Facility for an aggregate amount not exceeding US$5,000,000; and

               2.1.3 the City National Facility for an aggregate amount not exceeding US$1,000,000.
     2.2
      2.2.1 Subject to the limit set out in clause 2.1 hereof as the same may be varied pursuant to clauses 2.11 and/or 2.12 hereof the Film Facilities shall be made available as a revolving facility. The Film Facilities will be made available by the provision by the Agent of cash advances or by the issue by the Agent (as agent for the Banks) of a letter of credit or bank guarantee provided always that the Agent shall have received prior to such issue a counter-indemnity from Berliner pursuant to clause 16.1 hereof in a form acceptable to the Agent. It is hereby agreed that the Agent will make available cash advances as agent for each Bank pro rata to the proportion which each Bank's Commitment bears to the aggregate Commitments of the Banks and that in its capacity as a Bank, the Agent shall only be obliged make its pro rata amount of such cash advance available. Each Film Facility will be made available pursuant to a separate Facility Letter to be entered into in accordance with the procedures set out in clause 12 below. It is anticipated that any Facility Letter entered into hereunder will relate to the financing of the acquisition of a specific film or films, and will provide for security to be granted over the rights of the Borrower in or relating to such film or films as the Agent shall require on behalf of the Banks.

      2.2.2    The purpose of the Film Facilities is to assist the Borrower in:

               2.2.2.1 the financing of its acquisition of the right to distribute and exploit Films; and

               2.2.2.2 as approved by the Agent the financing of print, advertising and other distribution and sales expenses relating to programmes and Films; and

               2.2.2.3 as approved by the Agent the refinancing of sums drawndown under the Operating Facility and advanced by the Borrower to any producer of a Film prior to delivery thereof in accordance with the applicable Acquisition Agreement to pay for enhancements to such Film.

      2.3 Subject to the terms of individual Facility Letters (where applicable), each Film Facility will be reviewed on the anniversary of first drawdown (in the case of cash advance Facilities) or of encashment (in the case of letters of credit or guarantee Facilities) and varied as necessary so as to ensure that all outstanding amounts will in any event have been paid or repaid in full within six months of the date of such review.

      2.4 The Operating Facility shall subject to the terms and conditions hereof be made available as a revolving overdraft facility.

      2.5 The purpose of the Operating Facility is to meet the Borrower's working capital requirements.

      2.6 The City National Facility shall subject to the terms and conditions hereof be made available by the provision of the City National Letter of Credit.

      2.7 The purpose of the City National Facility is to provide security to City National for a revolving overdraft facility to the Borrower

      2.8 The Loan with respect to the Operating Facility shall be repaid on the earlier of 9th May 1997 (unless the Agent in its absolute discretion agrees, following the review referred to in clause 17 hereof, to extend such repayment date) and the happening of an Event of Default.

      2.9 The City National Facility shall be repaid by the Borrower on demand by the Agent provided always payment has then been made by the Banks under the City National Letter of Credit it being agreed that the Agent shall inform the Borrower if the City National Letter of Credit is encashed. Upon the happening of an Event of Default the Borrower will deposit with the Agent such amount as the Agent shall deem sufficient to cover the Banks' contingent liability under the City National Letter of Credit if payment has not then been made thereunder.

      2.10 Each Facility will at all times be maintained and shall be repaid in United States Dollars.

      2.11 In the event that upon the effective date of the Merger, the actual cash balances of New OFG immediately prior to the Merger (as determined by the Agent) are less than US$11,000,000, the lesser amount referred to in clause 2.1.1 hereof shall be the greater of:-

               2.11.1 US$18,800,000 (eighteen million eight hundred thousand United States Dollars); and

               2.11.2 US$21,000,000 less the amount by which such actual cash balances are less than US$11,000,000.

      2.12 Notwithstanding clause 2.1 hereof the Banks may agree to increase the amount available under the Film Facilities by the amount by which the Operating Facility is repaid (in which event the amount available to be drawn under the Operating Facility shall be correspondingly reduced) and by the amount by which the City National Facility is repaid.

3     CONDITIONS PRECEDENT

      3.1 Prior to any advance or the assumption of any Obligations hereunder New OFG shall execute this agreement, and:

3.1.1 the Borrower shall execute a Security Agreement in a form satisfactory to the Banks granting to the Agent (as agent and trustee for the Banks) a security interest (subject in priority only to the Permitted Prior Encumbrances) over the entire undertaking and assets present and future of the Borrower in favour of the Agent as agent and trustee for itself and Berliner as security for all amounts owed hereunder or under any Facility Letter and each of the Group Companies shall enter into an agreement with the Agent in form and substance satisfactory to the Agent which shall provide that references in the cross-guarantees and security agreements executed prior to the date hereof in fulfilment of the terms of the Existing Syndication Agreement to Old OFG and the Existing Syndication Agreement shall henceforth be deemed to be references in addition to the Borrower and this Agreement;

               3.1.2 the Borrower shall supply the Agent with an opinion letter in a form and from attorneys qualified in the State of California acceptable to the Agent confirming that:

                         3.1.2.1   Old OFG has merged with and into
                                   New OFG pursuant to the Merger
                                   Agreement in  compliance with the
                                   Delaware General Corporation law;

                         3.1.2.2   the security interest referred to in clause
                                   3.1.1 hereof is valid and enforceable in accordance with its terms and that all necessary registrations and filings with respect thereto have been made and perfected; and

                         3.1.2.3 having made all usual and proper enquiries such attorneys are satisfied that no third party is entitled to any right which might conflict with or derogate from the benefit conferred upon the Agent and the Banks by the Security Interests;

               3.1.3 the Borrower shall supply to the Agent a board resolution of Overseas Filmgroup (UK) Limited authorising the entry into and performance of those of the agreements specified in clause 3.1.1. hereof to which such company is a party and a certificate of New OFG, Old OFG and each of the Group Companies other than Overseas Filmgroup (UK) Limited in a form satisfactory to the Agent to which shall be attached appropriate resolutions of the board of directors of Old OFG, New OFG and each of such Group Companies and the Articles of Incorporation of Old OFG, New OFG and each of such Group Companies, signed by an authorised signatory of the Borrower and each of such Group Companies and dated the date hereof

                         3.1.3.1 verifying the incumbency and containing the specimen signature(s) of the individual(s) authorised to execute and deliver this Agreement and the agreements referred to in clause 3.1.1 hereof and any other agreements ancillary thereto as required by the Agent on behalf of Old OFG, New OFG and such Group Companies; and

                         3.1.3.2   certifying that:-

                                   3.1.3.2.1 the resolutions attached thereto were duly adopted by the board of directors of Old OFG, New OFG and such Group Companies, and, on the date hereof, such resolutions are in full force and effect without amendment or other modification thereof; and

                                   3.1.3.2.2 the Articles of

                                   Incorporation attached thereto are true
                                   and correct and have not been amended as at the date of the Certificate; and

                                   3.1.3.2.3 all necessary actions have been taken by Old OFG, New OFG and such Group Companies to authorise Old OFG and New OFG to enter into this Agreement and to authorise New OFG and such Group Companies to enter into the agreements referred to in clause 3.1.1 hereof and any other agreements ancillary thereto as required by the Agent; and

               3.1.4 the Borrower shall supply to the Agent a valuation prepared by the Borrower of the Borrower's interest in its library of films in a form acceptable to the Agent (receipt of which the Agent acknowledges);

               3.1.5 the Borrower shall supply to the Agent a certificate of good standing showing that New OFG and the Group Companies (other than Overseas Filmgroup (UK) Limited) are in good standing under the laws of the jurisdiction of their organisation and certificates indicating that New
                         OFG and such Group Companies have qualified to contract business and are in good standing in any other jurisdiction in which New OFG and such Group Companies are required to be so qualified;

               3.1.6 the Borrower shall supply the Agent with such other evidence or information (including without limitation UCC searches for the states of California, New York and Delaware and the County of New York of New OFG and the Group Companies other than Overseas Filmgroup (UK) Limited and as the Agent shall require to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection therewith and the compliance with the conditions set forth in this Agreement; and

               3.1.7 the Borrower will take out for the benefit of the Agent as loss payee for the account of the Banks keyman insurance in a form acceptable to the Agent on the lives of each of Robert Little and Ellen Little with not less than US $1,700,000 being payable thereunder upon the happening of the death of the first of them in time and the difference between US $5,250,000 and the amount paid upon the death of the first of them on the death of the second of them in time and on the life of William Lischak with not less than US$1,500,000 being payable on the death of William Lischak;

               3.1.8 the Borrower shall name the Agent as loss payee on the Borrower's disability insurance by the Agent prior to any advance or the assumption of any Obligations hereunder. The keyman insurance policy and disability insurance policy referred to in clauses
                         3.1.7 and 3.1.8 shall provide that cancellation or other termination or variation of any material terms thereof may only occur on thirty days' prior notice in writing to the Agent;

               3.1.9 the Borrower shall supply the Agent with the filed Certificate of Merger of the Borrower and such of the Merger Documents as the Agent shall require (including without limitation the Employment Agreements);

               3.1.10 the Borrower shall supply to the Agent a subordination agreement from Robert Little and Ellen Little to the Agent in a form acceptable to the Agent relating to the subordination of the security interests of Robert Little and Ellen Little over the Borrower to the security interests of the Agent and providing that, without the prior written consent of the Banks, Robert Little and Ellen Little may not sell any shares in the Borrower then or thereafter held by either of them;

               3.1.11 the Borrower shall supply the Agent with such evidence as the Banks shall require that William Lischak has assigned to Robert Little and Ellen Little the voting rights in the shares of New OFG held by William Lischak; and

               3.1.12 the Borrower will supply the Agent with such other documents agreements or information as the Agent shall reasonably request.

      3.2 Prior to any advance being made under any Film Facility or any Obligation being committed thereunder, as well as fulfilling the conditions specified in clause 3.1 the Borrower shall also supply to the Agent such documents and information as shall be required as a condition precedent to any such advance or commitment under the Facility Letter applicable thereto.

4     PAYMENT

      4.1      The Borrower hereby covenants with the Banks:

               4.1.1 to repay to the Agent (for the account of the Banks) the Loan with respect to each Film Facility on the applicable Maturity Date (as defined in the applicable Facility Letter); and

               4.1.2 to repay to the Agent (for the account of the Banks) the Loan with respect to the Operating Facility and the City National Facility in accordance with respectively clause 2.8 and 2.9 hereof.

      4.2 In the event the Loan and all other amounts then due have not been repaid in full in accordance with clause 4.1 hereof this shall not prejudice or diminish the Agent's, or the Banks' rights hereunder or under any of the Security Agreements or any Facility Letter, including but not in limitation its or their rights to full repayment of the Loan and all rights of indemnity and reimbursement of Coutts, Berliner, or the Agent

               (for the account of the Banks) which rights shall remain in full force and effect.

      4.3 The Borrower shall procure the payment of the Gross Receipts for each Film and all other income from the exploitation of that Film by the Sub-Distributors to the Licence Agreements in the Territory (as defined in the applicable Facility Letter) directly into the Collections Account for that Film specified in the Facility Letter or as otherwise directed by the Agent without any deduction whatsoever save any withholding required by law (it being agreed by the Borrower that if any such withholding is required to be made the Borrower will use its best endeavours to obtain appropriate tax deduction certificates from the applicable Sub-Distributor) and shall ensure that all Licence Agreements entered into after the date hereof and all invoices rendered in connection with each Film shall irrevocably direct that all monies due thereunder be paid directly into the applicable Collections Account. If notwithstanding the foregoing any of such sums are paid to any other account in the name of or operated by the Borrower by telegraphic or other bank transfer or are paid to the Borrower by cheque, draft, letter of credit or other money order, then such sums shall forthwith upon identification by the Borrower (and in any event within five Business Days of receipt) be transferred or paid (as the case may be) into the applicable Collections Account without any deduction or set-off whatsoever. In the event the Borrower considers that it will be put to disproportionate expense in complying with the terms of this clause, it shall consult the Agent and proceed as the Agent shall direct in the Agent's good faith judgment.

      4.4 In relation to each Film Facility the balance standing to the credit of the Collections Account shall accrue interest at the Bank's short term notice rate calculated on the basis of a 360 day year. On the last Business Day of each Interest Period, the Agent shall apply such balance in the Collections Account (with accrued interest thereon) in reduction of the Loan and all other amounts outstanding relating to such Film Facility ^. After such Loan (and accrued interest and the Agent's and the Banks' outstanding fees costs and expenses) has been repaid in full, such balance shall (unless and until an Event of Default occurs or the Agent enforces any of the Security Interests) be applied:

               4.4.1 first in payment to the Borrower of ^ the relating to that Film Facility then accrued; and

               4.4.2 secondly rateably and pari passu in payment to the Agent (for the account of the Banks) of the ^ relating to that Film Facility then accrued and in payment to the Borrower of the ^ relating to that Film Facility then accrued; and

               4.4.3 thirdly and thereafter in payment of any surplus remaining thereafter to the Borrower.

      4.5 The Agent may however in its absolute discretion agree to the earlier application of any part of the balance on the Collections Account for any Film in payment of the ^ accrued in relation to such Film. In such event:

               4.5.1 the Agent shall determine in its absolute discretion the amount to be so applied;

               4.5.2 the Agent shall determine the aggregate of such ^ then accrued;

               4.5.3 the Agent shall calculate what percentage ("the Percentage") of such aggregate is represented by the amount referred to in clause 4.5.1 hereof;

               4.5.4 the Agent shall retain for the account of the Banks the Percentage of such ^ and pay to the Borrower the Percentage of such ^ and ^.

      4.6 It is hereby expressly agreed that the Loan is made available on a full recourse basis and that nothing in this Agreement or any Facility Letter shall be construed as implying that repayment in full of the Loan with respect to any Film Facility, accrued interest and the Agent's and the Banks' outstanding fees costs and expenses and/or any other obligation of the Borrower to the Agent or the Banks hereunder or under any Facility Letter is with recourse only to the funds from time to time paid or payable pursuant to the applicable License Agreements. The Banks shall ^ as ^ and unless and until ^.

      4.7 Provided not less than three Business Days' notice in writing is given to the Agent, the Borrower may at any time prepay or repay the Loan with respect to any Facility together with accrued interest and the Agent's and the Banks' outstanding fees costs and expenses provided always any costs incurred in breaking interest periods (if such prepayment or repayment is made on a day other than the last Business Day of an Interest Period applicable to such Facility) and (in any event) any losses including any loss of profit expenses or charges (including foreign exchange losses) incurred or suffered by any of the Banks as a result of such prepayment or repayment are simultaneously reimbursed.

      4.8 The Borrower hereby authorises the Agent for the account of the Banks at any time or from time to time following the happening of an Event of Default without notice to the Borrower which notice the Borrower hereby waives to set off and to appropriate and to apply any and all deposits and any other indebtedness which the Agent may hold or owe to or for the credit of the account of the Borrower against the whole or any part of the Loan and against and on account of any other obligations and liabilities of the Borrower hereunder or under any Facility Letter (including without limitation all claims whatsoever arising out of or connected with any such agreements) regardless of whether or not by so doing any account in respect thereof shall be thereby overdrawn or that the Agent shall have made any demand hereunder or the Agent shall have declared the Loan and/or all other sums due hereunder or any Facility Letter to be due and payable in accordance with the terms hereof or thereof and notwithstanding that the said obligations and liabilities, or any of them may be contingent or unmatured.

      4.9 All payments to be made by the Borrower hereunder shall be made without set-off or counterclaim and free of any deduction or withholding (save any withholding required to be made by law) on any ground whatsoever. If at any time the Borrower is required by law to make any deduction or withholding from any amount payable hereunder, the Borrower shall pay such additional amount as may be necessary to ensure that the Agent receives for the account of the Banks a net amount equal to the full amount which it would have received had no such deduction or withholding been made.

      4.10 The Borrower hereby undertakes and agrees to indemnify and keep each of the Banks indemnified from and against all actions proceedings claims and demands which may be brought against the Banks or any of them and all losses costs charges damages and expenses which the Banks or any of them may incur or sustain or for which the Banks or any of them may become liable by reason whether directly or indirectly of the Banks having made any Loan or the Agent or the Banks having issued any guarantee or letter of credit pursuant to any Facility Letter or having issued the City National Letter of Credit or made payment under any such guarantee, letter of credit or the City National Letter of Credit except for losses costs charges damages and expenses resulting from the gross negligence or misfeasance of the Banks.

5     INTEREST

      5.1 Each Interest Period in respect of each Facility shall commence on the borrowing of the Loan concerned whether by drawdown of the Cash Advance (as defined in the applicable Facility Letter) or by payment under the Guarantee or Letter of Credit (as such terms shall be defined in the applicable Facility Letter) or by drawdown under the Operating Facility or by payment under the City National Letter of Credit or the deemed borrowing of the Loan pursuant to clause 6.4 and/or 7.2 hereof and shall, subject to the following provisions of this clause, be of one, three or six month's duration as requested by the Borrower.

      5.2 Subject to the following provisions of this clause, the first Interest Period relative to any Loan in respect of each Facility (other than the first Loan in respect of such Facility) shall end on the same day as the current Interest Period relative to the first Loan in respect of such Facility. Thereafter, all Interest Periods relative to such Loans shall be co-terminous and such Loans shall be treated as one Loan. Subject to the following provisions of this clause, each subsequent Interest Period shall commence on the same day as the then current Interest Period ends.

      5.3 If any Interest Period relative to the Loan in respect of any Film Facility would otherwise over-run the Maturity Date (as defined in the applicable Facility Letter) such Interest Period shall be shortened so that such Interest Period ends on such date.

      5.4 If any Interest Period relative to the Loan in respect of the Operating Facility or the City National Facility would otherwise overrun the date on which repayment of the principal amount in respect thereof is due hereunder, such Interest Period shall be shortened so that such Interest Period ends on the date such principal falls due.

      5.5 Interest for each Loan and for each Interest Period applicable thereto will be calculated and charged at that rate determined by the Agent as being 3% (three percent) per annum above the rate at which US dollars are offered to the Agent in the London Interbank Market at or about 11.00 a.m. two Business Days prior to the start of that Interest Period in similar amounts to such Loan for that Interest Period. The Borrower will be notified of the rate of interest to be charged for each Interest Period as soon as practicable after the start thereof.

      5.6 Interest shall be calculated and accrue on the basis of the actual number of days elapsed and a 360 day year and will be charged and paid at the end of each Interest Period to the Agent for the account of the Banks. In the event that any sums fall due for payment on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and the amount of interest shall be adjusted accordingly. Interest will be charged and paid gross without any deductions or withholding whatsoever (save any withholding required to be made by law) in U.S. dollars. If at any time the Borrower is required by law to make any deduction or withholding from any amount payable hereunder, the Borrower shall pay such additional amount as may be necessary to ensure that the Agent receives for the account of the Banks a net amount equal to the full amount which it would have received had no such deduction or withholding been made.

      5.7 If the Borrower fails to pay any amount when due in accordance with this Agreement or any Facility Letter the Borrower shall pay interest on that amount to the Agent for the account of the Banks from the date of default up to the time of actual payment at a rate per annum which is equal to the rate which would have been charged under clause 5.5 hereof for the relevant amount for the relevant period plus one per cent.

      5.8 If the provisions of this Agreement or any Facility Letter would at any time require payment to the Agent or the Banks of an amount of interest in excess of the maximum amount then permitted by the law applicable to the Loan, such interest payments shall be reduced to the extent necessary to ensure that the Agent and/or the Banks shall not receive interest in excess of such maximum amount.

6     FEES

      6.1 In consideration of the Banks' agreement to make the Facilities available, the Borrower hereby covenants with the Banks to pay

               6.1.1 to the Agent for the account of the Banks a closing fee equal to 1/2% (one half of one per cent) per quarter or part thereof of the face value of any letter of credit or guarantee issued or given pursuant to any Facility Letter calculated from the date such letter of credit or bank guarantee is issued or given until the date payment is made under such letter of credit or guarantee subject to a minimum fee in each case of 2% of the face value of such letter of credit or bank guarantee; and

               6.1.2 to the Agent for the account of the Banks a closing fee of 2% (two per cent) flat of the amount of any Cash Advance (as defined in the applicable Facility Letter) and of the face value of the City National Letter of Credit; and

               6.1.3 to the Agent for the account of the Banks sums equal to ^ from time to time or in respect of ^ such other amount in lieu of such fee as shall be specified in the applicable ^; and

               6.1.4 to the Agent for the account of the Banks sums equal to 1% per annum of the difference between the maximum amount available to be drawn under the Operating Facility and the amount of the Operating Facility outstanding from time to time calculated on a daily basis and payable quarterly in arrears;

               6.1.5 to the Agent a management fee of US$150,000 per annum or part thereof, such fee being payable in quarterly instalments in advance until this Agreement is terminated;

     6.2
      6.2.1 The closing fee referred to in clause 6.1.1 hereof shall be payable quarterly in advance, it being agreed that if 2% of the face value of any letter of credit or guarantee referred to in clause 6.1.1 has not been paid prior to encashment thereof, any balance shall be paid on encashment. Payment of the first quarterly payment shall be a condition precedent to the issue of any such letter of credit or guarantee.

      6.2.2 The closing fee referred to in clause 6.1.2 hereof shall be paid in advance and shall be a condition precedent to drawdown pursuant to any Facility Letter.

      6.2.3 Part of the fees referred to in clauses 6.1.1, 6.1.2 and 6.1.4 hereof shall be paid by the Agent to Berliner pro rata to its participation upon the Agent receiving the same from the Borrower.

      6.3 The fee referred to in clause 6.1.3 hereof shall be paid or retained as provided in clauses 4.4 and 4.5 hereof and part of such fee upon payment of or retention by the Agent shall be paid by the Agent to Berliner pro rata to its participation.

      6.4 In the event that any sums are due and unpaid under clauses 6.1.1 or 6.1.2 or 6.1.4 or 6.1.5 hereof the

               Banks pro rata to their respective Commitments shall be deemed to have made a Loan to the Borrower hereunder of an amount equal to any such sums and the amount of such Loan shall thereafter bear interest calculated in accordance with clause 5 hereof at the rate specified in clause 5.5 hereof.

7     EXPENSES

      7.1 The Borrower hereby agrees with the Banks that it will be liable to the Agent (for the account of the Banks where appropriate) on demand and on a full indemnity basis for all costs charges fees and expenses (including without limitation reasonable travel and accommodation expenses incurred by representatives of each Bank whilst engaged in the annual review referred to in clause 17 hereof for the purpose of reviewing the Facilities and otherwise whilst engaged in connection with the Facilities or a proportion thereof allocated by the Agent in its good faith judgment in the event either Bank conducts other business whilst so engaged and legal fees and disbursements) incurred by the Banks in connection with the negotiation, preparation and execution of this Agreement, of each Facility Letter and of any other agreement or document referred to herein or therein and in connection with the operation confirmation repayment or enforcement of the Facilities

               (or any of them) or of any document between the Borrower and the Banks and/or the Agent relating thereto (including but not in limitation stamp duties or documentary or other taxes payable thereon or in connection therewith) and in connection with the protection and enforcement of the Banks' rights.

      7.2 In the event that any sums are due and unpaid under clause 7.1 hereof for more than 30 days the Banks pro rata to their respective Commitments shall be deemed to have made a Loan to the Borrower hereunder of the equivalent in United States Dollars (as determined by the Bank) of any such sums and the amount of such Loan in United States Dollars shall thereafter bear interest calculated in accordance with clause 5 hereof at the rate specified in clause 5.5 hereof.

8     CHANGES IN APPLICABLE LAW

      8.1 If any change in any applicable law or regulation or in the interpretation thereof by any governmental or other authority charged with the administration thereof shall:-

               8.1.1 subject any of the Banks to any Taxes with respect to any Loan or any Guarantee or Letter of Credit (as such latter two terms may be defined in any Facility Letter) or the City National Letter of Credit (other than usual taxes on overall net income); or

               8.1.2 change the basis of taxation to any of the Banks of any payments of principal, interest, or otherwise in respect of any Facility or any Loan or any Guarantee or Letter of Credit (as such latter two terms may be defined in any Facility Letter) or the City National Letter of Credit; or

               8.1.3 impose, modify or deem applicable any reserve (including any special deposits) or capital adequacy requirements against or in respect of any assets of or loans by any of the Banks; or

               8.1.4 impose on any of the Banks any other conditions with respect to any Loan or any Guarantee or Letter of Credit (as such latter two terms may be defined in any Facility Letter) or the City National Letter of Credit

               and the result of any of the foregoing is to increase the overall cost to any of the Banks of making or maintaining the Loan by an amount which any such Bank deems material, then and in any such case:-

      8.2      the Agent shall notify the Borrower in writing thereof; and

      8.3 the Borrower shall pay to the Agent for the account of such Bank on the last Business Day of the then current Interest Period as additional interest on that Loan such amounts as will compensate such Bank for such additional cost calculated from the date of notification to the Borrower; and

      8.4 the Borrower shall be at liberty at any time thereafter to repay all (but not part) of that Loan (including if appropriate by making adequate payment on account of the Agent's remaining contingent liability under the City National Letter of Credit and any such Letter of Credit or Guarantee (as such latter two terms may be defined in any Facility Letter)) to the Agent for the account of the Banks after paying as additional interest only such amounts as may be due under clause 8.3 thereof up to the date of actual repayment together with all other amounts outstanding hereunder or under any Facility Letter, whereupon the Agent's and the Banks' obligations to the Borrower hereunder or under any Facility Letter (but not for the avoidance of doubt and without limitation the entitlement of the Agent or

               Berliner to any fees due in accordance with clause 6 hereof) shall be cancelled.

9     REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

      9.1 The Borrower acknowledges that the Banks have entered into this Agreement and the Agent will enter into Facility Letters in full reliance upon the representations and warranties by the Borrower in the following terms and the Borrower hereby represents and warrants to each of the Banks (and shall be deemed to repeat such representations and warranties in accordance with the facts and circumstances then subsisting on the effective date of the Merger and on every day thereafter on which a Facility Letter is executed or on which any drawing is made hereunder or under any Facility Letter (whether by cash advance or payment under the City National Letter of Credit or under any guarantee or letter of credit issued pursuant to any Facility Letter) or on which the City National Letter of Credit any such letter of credit or guarantee is given or issued):-

               9.1.1 that the Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Delaware with the power to own assets and carry on its business as currently conducted and that the Borrower has the requisite power and authority to enter into and perform this Agreement and any Facility Letter entered into on the date this warranty is given or repeated and to assume, execute, perform and discharge the obligations herein and therein contained;

               9.1.2 that the Relevant Agreements executed at the time this warranty is given or repeated constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms including but not in limitation in the case of the Security Agreements those terms relating to the ranking or priority of such agreements or documents and/or the liens created thereby;

               9.1.3 that neither the acceptance nor the performance by the Borrower of any Relevant Agreement executed at the time this warranty is given or repeated will or does:

                         9.1.3.1 contravene any law regulation or similar enactment applicable to the

                                   Borrower, or any judgment injunction or
                                   award of any court or authority applicable to the Borrower, or any provision of any existing contract applicable to the Borrower or its Certificate of incorporation or by-laws or any limitation on the powers of either directors or other officers of the Borrower; or

                         9.1.3.2   cause any Event of Default to occur; or

                         9.1.3.3 except for the Permitted Encumbrances give rise to the creation or imposition of any security interest lien charge or encumbrance on any of the undertaking property or assets of the Borrower, present or future (including uncalled capital) other than the Security Interests;

               9.1.4 that no litigation, arbitration or administrative proceedings before or of any court, arbitrator or authority are presently pending or, to the best of the Borrower's knowledge and belief, threatened against it or any other Relevant Parties at the time this warranty is given or repeated or any of their assets which might materially and adversely affect its or their ability to perform its or their obligations hereunder or under any of the Relevant Agreements executed at the time this warranty is given or repeated provided the failure to perform such obligations materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith;

               9.1.5 the signature acceptance execution and performance by the Borrower and the Relevant Parties have been duly authorised by all appropriate action on its or their part;

               9.1.6 the information set out in the Relevant Agreements executed at the time this warranty is given or repeated is true and accurate in all material respects which materially affect or will materially affect the Banks hereunder as determined by the Banks in good faith and the Borrower has fully disclosed all facts and information relating to the Borrower and the production and financing of each of the Films which the Borrower knows or ought having exercised due diligence to know are material to the Banks in the context of the transaction contemplated by this Agreement and the Facility Letters executed at the time this warranty is given or repeated and that if any such facts or information are received or discovered or which would on enquiry (whether of professional advisers or others) be received or discovered after the date hereof the Borrower will forthwith notify the Agent and the Borrower specifically warrants that the Borrower has not received any information nor knows of any information which would or be likely to affect the Banks' decision to extend any Facility extended hereunder at the time this warranty is given or repeated and that if any such facts or information are received or discovered or which would on enquiry (whether of professional advisers or others) be received or discovered after the date hereof the Borrower will forthwith notify the Agent;

               9.1.7 that the ^ and ^ specified in respect of ^ for ^ in the ^ in which the Borrower has ^ in such ^ and in respect of ^ set out in the Borrower's ^ and reproduced in each ^ executed at the time this warranty is given or repeated and upon which the Banks have relied in deciding to make ^ are or will be in the Borrower's good faith business judgement ^ and are or will in the Borrower's good faith business judgement be ^ to the ^ which may be ^ likely to be ^ from the ^ which may be ^ likely to be ^ from the ^ of each such ^ and that to the best of the Borrower's knowledge and belief all the ^ required under the ^ executed at the time of this warranty is given or repeated in respect of each such ^ will be promptly ^ when ^;

               9.1.8 that to the best of the Borrower's knowledge and belief none of the Relevant Parties is in breach ("breach" for this purpose being limited to a breach which materially adversely affects, or will materially adversely affect, the Banks hereunder as determined by the Banks in good faith) of any of the Relevant Agreements executed at the time this warranty is given or repeated or in material default ("default" for this purpose being limited to a default which materially adversely affects, or will materially affect the Banks hereunder as determined by the Banks in good faith) thereunder or under any other instrument or agreement to which any of such parties is a party or by which it is bound relating to any of the Films or their financing, production or exploitation, all of which Relevant Agreements the Borrower warrants and represents to the best of the Borrower's knowledge and belief are unencumbered insofar as the material interests of the Banks are not or will not be materially adversely affected thereby as determined by the Banks in good faith (except for the Permitted Encumbrances or as otherwise as provided for herein or in any Facility Letter executed at the time this warranty is given or repeated) in full force and effect and with the terms of which all such parties have complied and will continue to comply and to the best of the Borrower's knowledge and belief that, except as to the Permitted Encumbrances, no party
                         (save the Agent) has or is in the process of perfecting any charge or lien or any other security over any of the undertaking and assets of such parties relating to any such Film without the prior written consent of the Agent;

               9.1.9 that the Borrower is or will become and remain (without further action or fulfilment of any condition) entitled to the exclusive right for the full term of each Acquisition Agreement executed at the time this warranty is given or repeated to arrange for the exhibition distribution and other exploitation of the Film or Films to which each such Acquisition Agreement relates (including all necessary rights in the music on the soundtrack of the Film) and the Ancillary Rights (as such term is defined in the applicable Facility Letter) throughout the applicable territory without further licence or fee (other than as agreed with applicable third parties and approved by the Agent);

               9.1.10 that subject to any contractually required collection arrangement approved in writing by the Agent all the Gross Receipts in respect of each Film will (prior to any enforcement of any of the Security Interests by the Agent) be paid into the applicable

                         Collections Account in accordance with the provisions of the applicable Facility Letter;

               9.1.11 that the Borrower will maintain or procure the maintenance of any insurance in respect of each Film required by the Bank as a condition precedent to drawdown or issue of any letter of credit or guarantee pursuant to clause 3.3.8 hereof or pursuant to any Facility Letter until delivery of such Film in accordance with the provisions of the applicable Acquisition Agreement and thereafter maintain or procure the maintenance of Errors and Omissions cover for a total period of three years from commencement of production (it being agreed that in the event the Loan with respect to the applicable Film Facility has not then been repaid in full the Borrower will, at the written request of the Agent extent such cover or obtain new cover as directed by the Agent) in amounts to be approved by the Agent but not to exceed US$1 million per claim and US$3 million in the aggregate;

               9.1.12 that each Film will conform to the screenplay specified in the Facility Request relating thereto will star, will be produced by and directed by those persons specified in the Facility Request relating thereto subject to any replacements thereof substituted with the approval of the completion guarantor for the applicable Film and that each Film will have a running time of not less than 90 and not more than 120 minutes (all unless otherwise approved by the Agent in writing) and that production of each Film will be or has been undertaken in accordance with the applicable Acquisition Agreement and in a timely manner in strictest conformity with the best industry practice to the intent that each such completed Film will be or is of first-class technical quality suitable for first run theatrical release (if a theatrical film) throughout the territory in respect of which the Borrower is granted distribution rights pursuant to the applicable Acquisition Agreement and that the Borrower will use reasonable efforts to ensure that full and adequate delivery of each Film may be made in a timely manner on or before the delivery date specified in the applicable Acquisition Agreement and that the Borrower will ensure that full and adequate delivery of each Film is made in a timely manner on or before the delivery dates specified in the applicable Licence Agreements (as the same may be varied in writing by the Borrower and the applicable Sub-Distributor) and otherwise in all respects and with all delivery items required thereby and that to the best of the Borrower's knowledge and belief (but subject always to the Permitted Encumbrances) there is not now and the Borrower does not know of anything which in the future might give rise to any claim, lien, charge, imperfection in title or copyright, inadequacy in production or direction, censorship or other reason whatsoever now preventing or hampering full delivery of each Film exactly in accordance with the applicable Acquisition Agreement and the applicable Licence Agreements or receipt and application of the applicable Gross Receipts as provided for in the applicable Facility Letter or the Borrower from lawfully and freely exercising all rights under such agreements and that the Borrower knows of no reason why delivery of each such Film as aforesaid should not be accepted under all such agreements provided always that no breach of any of the foregoing provisions shall constitute a breach of the Borrower's representations and warranties hereunder unless such breach materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith;

               9.1.13 in terms identical (mutatis mutandis) to the warranties and representations made by the Borrower in the Acquisition Agreements executed at the time this warranty is given or repeated as if the same were hereinafter set out in full;

               9.1.14 that it has provided Bannon & Company with all documents and information required by Bannon & Company to prepare its valuation of the Borrower's library of films and that all such information is true and accurate in all material respects; and

               9.1.15 that prior to any drawdown hereunder all conditions precedent to, and all consents necessary to permit, the Merger pursuant to the Merger Agreement shall have been satisfied and no material breach of any term or provision of any Merger Document shall have occurred and no action shall have been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger;

               9.1.16 that prior to any drawdown hereunder Old OFG shall have merged with and into the Borrower pursuant to the Merger Agreement in compliance with the Delaware General Corporation Law;

               9.1.17 that prior to any drawdown hereunder the Certificate of Merger executed by the Borrower shall have been filed with the Secretary of State of the State of Delaware and filed or recorded in each other place wherein it is required to be so filed or recorded, in each case evidencing the consummation of the Merger and such Certificate of Merger complies as to form and substance with the requirements of the Delaware General Corporation Law;

               9.1.18 that prior to any drawdown hereunder the approval of the Merger and the other transactions and matters related thereto by the Board of Directors and shareholders of Old OFG and the Borrower respectively shall not have been rescinded, modified or withdrawn;

               9.1.19 that the Borrower is in compliance with all applicable state and federal securities laws and regulations;

               9.1.20    that:

                         9.1.20.1 when the Merger is consummated Robert Little and Ellen Little will own, free and clear from any liens, 2,928,218 shares of the 5,777,778 then outstanding shares of the voting stock of the Borrower and William Lischak will own 249,560 of such then outstanding voting stock;

                         9.1.20.2 further approximately US$42,000,000 of equity (less any applicable fees and expenses) is capable of being paid to the Borrower upon exercise of options, warrants and units of the Borrower that will be outstanding upon consummation of the
                                   Merger (disregarding for such purpose any means of cashless exercise);

                         9.1.20.3 upon consummation of the Merger pursuant to the Merger Documents, the board of directors of the Borrower will comprise Robert Little, Ellen Little, William Lischak and Allesandro Fracassi ("the OFG Directors") and three nominees of New OFG ("the EMAC Directors");

                         9.1.20.4 Section 1(e) of the Stockholders' Voting Agreement to be entered into upon consummation of the Merger provides that:

                                   "During the term of this Agreement, the
                                   Overseas Stockholders shall not vote to
                                   remove any director designated by the
                                   Founders and who is still entitled to be a director hereunder, and the Founders shall not vote to remove any director designated by the Overseas Stockholders and who is still entitled to be a director hereunder; provided, however, that as soon as practicable after the receipt of a written request from holders of a majority of the Shares held by all Overseas Stockholders to remove an Overseas Stockholders Designee, or from holders of a majority of the Shares held by all Founders to remove a Founders Designee, the other Stockholders agree to use their best efforts to take, or cause to be taken, all appropriate action to effect the removal and replacement of such Overseas Stockholders Designee or Founders Designee, as the case may be."

                         9.1.20.5 Section 3.01 of the Bylaws of New OFG to be effective upon consummation of the Merger provide that:

                                   "Subject to the provisions of the
                                   laws of the State of Delaware and the
                                   Certificate of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board."

                         9.1.20.6 The Operating Guidelines of New OFG after the Merger will further provide with respect to the Board:

                                   "The Board will have regular meetings on a quarterly basis. The Executive Committee of the Board, chaired by the Vice Chairman of the Board, will have the Co-Chief Executive Officers on as permanent members, and the members of the Executive Committee will use their reasonable best efforts to meet bi-weekly to review business operations. During intervals between meetings of the Board of Directors of the Corporation, the Executive
                                   Committee shall exercise all powers of the Board of Directors (except those specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the business and conduct of the affairs of the Corporation in all cases in which specific directions have not been given by the Board of Directors."

                         9.1.20.7 Section 1.1 of the Employment Agreement of each of Robert B Little and Ellen Dinerman Little (the "Employment Agreement") to be entered into upon consummation of the Merger provides in part:

                                   "The Services and authority of

                                   Employee shall include management and
                                   supervision of (A) the general business, affairs, management and operations of the Company, (B) the distribution of motion pictures, and (C) other principal business activities of the Company and its Affiliates."

                                   Section 1.5.2 of the Employment Agreement provides:

                                   "During the Term, all officers and employees of the Company shall report to, and only to, Employee and the Co-Executive (directly or through such channels as Employee and the Co-Executive shall designate). During the Term, there shall be no officer or employee of the Company whose title, position or authority with the Company is equal to Employee (other than the Co-Executive) or superior to that of Employee."

                                   Section 1.5.4 of the Employment

                                   Agreement provides:

                                   "In addition to the other duties and
                                   authority of Employee set forth herein,
                                   Employee and the Co-Executive (and no other person without Employee's consent) shall have, subject to Section "V" of the Company's Operating Guidelines attached hereto as Exhibit "A", the sole and ultimate authority and responsibility to make all creative decisions for the Company with respect to all motion pictures financed, produced or distributed by the Company or its Affiliates. This authority shall include, without limitation, the creative decisions for acquiring and developing properties, attaching all creative elements, greenlighting films for acquisition, and approving the motion pictures or other properties to be financed or acquired by the Company, as well as by its Affiliates. In addition, Employee and the Co-Executive shall have sole authority and responsibility to make all employment decisions regarding Company personnel, including personnel of the Company's Affiliates."

                         9.1.20.8 The Operating Guidelines of New OFG after the Merger will provide with respect to the authority/responsibility of the Co-Chairpersons and Co-Chief Executive Officers:

                                   "Such officers shall have general
                                   supervision, direction and control of the business and affairs of the Corporation and the general powers and duties of management usually vested in such officers of a corporation. They shall preside at all meetings of the Board and at all meetings of the shareholders. They shall serve on the three member Executive Committee of the Board. Such officers (and no other persons) shall have the sole and ultimate authority and responsibility to make all creative decisions for the Corporation. In addition, such officers shall have the sole authority and responsibility to make all employment decisions regarding Corporation personnel with decisions regarding key senior management to be made in consultation with the Executive Committee. All other officers and employees of the Corporation shall report to, and only to, such officers (directly or through such channels as they may designate)."

                         9.1.20.9 The following actions must be approved by more than a simple majority of a quorum of the New OFG Board pursuant to the New OFG Bylaws and/or Operating Guidelines:

                                   (i)  Any amendments to the Restated
                                   Certificate or the Bylaws of New OFG which would alter (A) the voting rights of the holders of stock in New OFG, (B) the number or classes of directors on the New OFG Board, or (C) the notice and quorum requirements for meetings of the New OFG Board or its committees or of the shareholders of New OFG;

                                   (ii)  Any merger or sale of all or
                                   substantially all of the assets of New OFG
                                   (other than in connection with the
                                   liquidation, dissolution or winding up of New
                                   OFG);

                                   (iii)  The designation or issuance of any
                                   preferred stock of New OFG;

                                   (iv) Any amendments to the New OFG operating guidelines; and

                                   (v)  amendment or repeal of the New OFG
                                   Bylaws or any New OFG Bylaw.

                         9.1.20.10 the provisions cited in clauses 9.1.20.4,
                                   9.1.20.5, 9.1.20.6, 9.1.20.7, 9.1.20.8 and
                                   9.1.20.9 hereof are not contradicted, amended or modified in a material manner by any other provisions in any of the Merger Documents or any other agreement or document by which the Borrower is bound.

      9.2 The Borrower hereby undertakes for the benefit of the Banks (and shall be deemed to repeat such undertakings on every day hereafter on which a Facility Letter is executed or on which any drawing is made hereunder or under any Facility Letter (whether by cash advance or payment under the City National Letter of Credit or under any guarantee or letter of credit issued pursuant to any Facility Letter) or on which the City National Letter of Credit or any such letter of credit or guarantee is issued or given):-

               9.2.1 that while any sum is outstanding hereunder, the Borrower will not at any time without the prior written consent of the Agent sell, transfer or in any way dispose of all or a substantial part of its undertaking or assets or create or permit to subsist any mortgage, charge (whether fixed or floating) or other security or possessory interest (other than the Permitted Encumbrances) upon any of its undertaking or assets nor allow nor permit any of its subsidiaries or associates to do any of the same nor alter its charter document;

               9.2.2 that the Borrower shall not at any time prior to the repayment and payment of all amounts due hereunder or under any Facility Letter to Coutts or the Agent for the account of the Banks without the prior written consent of the Agent assign, novate, discount, pledge, charge, terminate or otherwise dispose of or deal with, or authorise third party rights to arise over, or authorise or agree to any material alteration of (which alteration materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith), any or all of the Relevant Agreements executed at the time this undertaking is given or repeated and shall procure that no person firm or corporation over whom the Borrower exercises any control, and use best endeavours to procure that no other person firm or corporation, shall at any time revoke alter or countermand or attempt or purport to revoke alter or countermand any or all of the directions as to payment into the Collections Account contained in the Licence Agreements or in any notice of acknowledgement of assignment executed in fulfilment of the terms hereof or of any Facility Letter provided always that if the Borrower considers it will be put to disproportionate cost in procuring the same or considers that legal proceedings will be necessary to procure the same, it will first consult the Agent and thereafter proceed as the Agent shall in good faith direct;

               9.2.3 that the Borrower shall not accept and has not accepted partial, late or incomplete Delivery (as that term is defined in any applicable Acquisition Agreement executed at the time this undertaking is given or repeated) of any Film without the prior written consent of the Agent unless such partial, late or incomplete delivery does not prevent the Borrower from fully complying with its obligations under the Licence Agreements for that Film, in which event the Borrower shall notify the Agent of such partial, late or incomplete Delivery but shall not be obliged to obtain the Agent's consent before accepting the same;

               9.2.4 that the Borrower will, and will use all reasonable endeavours to procure that the Relevant Parties will promptly and fully comply with their respective obligations under the Relevant Agreements and will observe keep and perform all the terms and conditions thereof;

               9.2.5 the Borrower will ensure that the Agent is fully consulted in connection with the exploitation of each Film and the Ancillary Rights (as defined in the applicable Facility Letter) thereto and that ^ will be ^ after the date hereof without first obtaining the consent of the Agent, unless either the Agent does not respond to a written request for such consent within 3 Business Days or the amount of the ^ or ^ thereunder ^ for the ^ and ^ in question the ^ set out in the second column of the applicable Schedule to the applicable ^ in which event and without further formality but subject to clause 11.3 hereof the Agent shall be deemed to have given its consent and that forthwith upon the execution thereof the Agent shall be sent a copy of all such agreements;

               9.2.6 that it shall be a term of all of the Licence Agreements that by irrevocable direction to that effect all monies due and payable to the Borrower thereunder (whether minimum guarantees, advances, overages or otherwise) shall be paid directly into the Collections Account specified in the applicable Facility Letter without any deductions whatsoever (save those as may be required by local law);

               9.2.7 that simultaneously with the execution and delivery of each completed Licence Agreement entered into after the date of this Agreement the Borrower shall deliver a notice of assignment of such Licence Agreement to the licensee party thereto in the form of the notice set out in Exhibit II to the Schedule 3 hereto and shall use good faith efforts to procure that the form of acknowledgement and receipt attached thereto is duly executed by the applicable Sub-Distributor and delivered to the Agent to the extent only that the provisions of such notice and acknowledgement are not contained in the Licence Agreement itself. In the event that any Sub-Distributor refuses to sign such acknowledgement and receipt or requests changes thereto, the Borrower shall notify the Agent and shall only conclude the applicable Licence Agreement with the consent of the Agent. Notwithstanding the foregoing, in the event that the Agent does not respond within 3 Business Days of such notice from the Borrower, the Borrower may conclude such Licence Agreement;

               9.2.8 that the copyright in the screenplay of each Film has been registered with the U.S. Copyright Office (or such registration has been applied for) and upon completion of each Film the copyright therein and the grant of distribution rights to the Borrower under the applicable Acquisition Agreement will be recorded by appropriate documentation with the U.S. Copyright Office;

               9.2.9 that the Borrower will maintain the keyman insurance referred to in clause 3.1.7 hereof;

               9.2.10 that the Borrower will notify the Agent forthwith upon becoming actually aware of the occurrence or threatened occurrence of an Event of Default;

               9.2.11 that the Borrower will not deliver any Film to any Sub-Distributor pursuant to any Licence Agreement which provides for any payment in whole or in part of the minimum guarantee or advance to be made prior to delivery until all such payments have been made in full.

               9.2.12 that the cash balance of New OFG as at the effective date of the Merger will be applied as follows:

                         9.2.12.1 US$1,500,000 will be paid to Robert Little and Ellen Little;

                         9.2.12.2 US$3,500,000 will be used to repay amounts outstanding under the Distribution Facility Letter on or before the maturity thereof; and

                         9.2.12.3 the balance shall be used to repay amounts outstanding under the Existing Syndication Agreement or for investment in film or television projects or for working capital purposes of the Borrower.

               9.2.13 that without the Banks' prior written consent, the provisions cited in clauses 9.1.20.4, 9.1.20.5, 9.1.20.6, 9.1.20.7 and 9.1.20.8 hereof will not be amended, modified, or repealed by the Borrower in a manner which would or might have a material and adverse effect upon the Banks hereunder.

      9.3 The Borrower agrees to indemnify and keep indemnified the Banks from and against all costs expenses (including legal fees and disbursements on an indemnity basis) claims losses damages liabilities or proceedings suffered by the Banks whatsoever arising directly or indirectly from any Event of Default or actual or alleged breach of or non-compliance with the representations warranties undertakings and obligations herein contained and the Banks reserve the right (without prejudice to their other rights and remedies) on the happening of any Event of Default or any such breach or non-compliance to withhold any amount of the Loan not then drawn down until the breach or non-compliance complained of is remedied and if the breach or non-compliance is not remedied within five Business Days or is an Event of Default, to demand immediate repayment by the Borrower to the Agent for the account of the Banks or Coutts (as applicable) of that part of the Loan which has by then been advanced hereunder together with interest thereon at the rate provided for herein and the Banks' unpaid fees and expenses or if the Loan (or any part thereof) has not by then been advanced to require the Borrower to make such provision as the Banks in their discretion deem adequate against the Banks' contingent liability under any Guarantee or Letter of Credit issued pursuant to any Facility Letter or under the City National
               Letter of Credit.

10    FINANCIAL INFORMATION

      10.1 The Borrower hereby undertakes to send copies of the following to the Agent in a form satisfactory to the Agent:

               10.1.1 monthly facility schedules setting out all amounts outstanding or committed (in the case of letters of credit or guarantee facilities) under each Facility, all amounts due under the Licence Agreements for any of the Films (or in the case of unsigned agreements, all amounts expected to be due) when such amounts were or will be due, from which Sub-Distributor such amounts were or will be due and which such amounts are secured by letters of credit or bank guarantees;

               10.1.2 monthly itemised cash flow forecasts setting out the anticipated cash flow of the Borrower for the succeeding 12 months;

               10.1.3 monthly schedules showing in respect of each Sub-Distributor all amounts due or to become due in relation to each Film, when such amounts were or will be due and which such amounts are secured by letters of credit or bank guarantees;

               10.1.4 monthly unaudited management accounts setting out the profit and loss account, balance sheet and cash flow (itemised in the same way as set out in clause 10.1.2 above) of the Borrower for the previous month;

               10.1.5 the budgeted profit and loss account and balance sheet of the Borrower for the succeeding financial year;

               10.1.6 the annual accounts of the Borrower audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants approved by the Agent (Price Waterhouse are hereby approved);

               10.1.7 monthly bank statements relating to the Borrower's overdraft with City National; and

               10.1.8 copies of all Form 10-K, 10-Q, 8-K and all other periodic reports filed or required to be filed by the Borrower pursuant to the security laws or regulations of the United States and any applicable state security laws or regulations.

      10.2     The material specified in clauses 10.1.1 and 10.1.2, 10.1.3 and
               10.1.7 hereof shall be sent no later than 10 Business Days after the end of the month to which it relates, the material specified in clause 10.1.4 shall be sent no later than 20 Business Days after the end of the month to which it relates, the material specified in clause 10.1.5 hereof shall be sent no later than 31st January of each year until this Agreement is terminated, the material specified in clause 10.1.6 shall be sent no later than six months from the end of the year to which it relates and each item specified in clause 10.1.8 shall be sent no later than 7 Business Days after the same is filed with the United States Securities and Exchange Commission or applicable state regulatory authority.

      10.3 In addition to the material specified in clause 10.1 hereof and any other information or documentation which the Borrower may be obliged to supply pursuant to any Facility Letter, the Borrower shall promptly meet any request for additional financial, management or other information or documentation as the Agent may from time to time request in the management of the Facilities. The Borrower also agrees that its officers will make themselves available to speak to the Agent's duly authorised representatives upon reasonable notice and if so required no less frequently than weekly.

11    FINANCIAL OBLIGATIONS OF THE BORROWER

      11.1     The Borrower undertakes that:-

               11.1.1 The Borrower will maintain a consolidated net worth (as the expression is understood in accordance with generally accepted accounting principles in the United States of America) of not less than US$12,000,000 in 1996 (or, if the provisions of clause 2.11 hereof apply, not less than US$11,000,000) and in succeeding years the consolidated net worth for the previous year plus 50% of the annual net income (as such term or any term analogous thereto shall be defined in the

                         Borrower's audited accounts) for such previous year.

               11.1.2 The Borrower, the Group Companies and any affiliate or subsidiary of the Borrower or any of the Group Companies shall not pay any dividend or make any distribution of its profits unless and until the Agent is satisfied that the Borrower is not in breach of clause 11.1.1 hereof and that such payment or distribution will not lead to the Borrower being in breach of such clause.

               11.1.3 The Borrower shall not, without the prior written consent of the Banks, create or incur, nor permit any of the Group Companies to create or incur, any indebtedness for borrowed money or for the deferred purchase price of property under capital leases, or become liable as a surety, guarantor, accommodation endorser, or otherwise for or upon the obligation for any other person, firm or corporation; provided, however, that this sub-clause shall not be deemed to prohibit:

                         11.1.3.1  unsecured liabilities incurred in
                                   the ordinary course of business as
                                   presently conducted in connection with the acquisition or lease of goods, supplies or merchandise and the distribution of Films (but in no event for borrowed money) and current accounts payable which are payable within one year and are not owing and unpaid in excess of forty-five days after the due date;

                         11.1.3.2 the execution of bonds or undertakings in the ordinary course of business as presently conducted;

                         11.1.3.3 the endorsement of negotiable instruments received in the ordinary course of business as presently conducted;

                         11.1.3.4 the borrowing of up to US$1,000,000 under the Borrower's existing overdraft with City National ;

                         11.1.3.5 indebtedness in connection with taxes nor yet required to be paid;

                         11.1.3.6 unsecured liabilities (or liabilities secured by Permitted Encumbrances) for advances, royalties, participations, deferments or residuals in connection with films;

                         11.1.3.7 capital leases in an aggregate amount not to exceed ^;

                         11.1.3.8 indebtedness for borrowed money incurred in connection with the Permitted Encumbrances described in the definition of the term Permitted Encumbrances, subject to the limitations contained in such definition;

                         11.1.3.9 indebtedness in respect of judgments which do not constitute an Event of Default under clause 22.9;

                         11.1.3.10 indebtedness for borrowed money owing to the Agent or the Banks under this Agreement;

                         11.1.3.11 indebtedness of US$2,000,000 plus interest thereon to Robert Little and Ellen Little pursuant to a secured promissory note to be dated the effective date of the Merger.

               11.1.4 Solely with respect to either (a) Licence Agreements where a minimum guarantee or advance of greater than ^ is payable and the Sub-Distributor has not been approved by the Agent or (b) Licence Agreements where the minimum guarantee or advance is not payable in full prior to delivery of the applicable Film to the applicable Sub-Distributor no less than ^ of the minimum guarantee or advance which is contractually due to the Borrower from each Sub-Distributor pursuant to each Licence Agreement and in any event the ^ of the ^ of such ^ or ^ shall, unless the Agent shall notify the Borrower to the contrary, be secured by an irrevocable letter of credit or bank guarantee issued by such person as the Agent shall approve substantially in the form of the letter of credit or bank guarantee attached as Schedule 4 or such other form as the Agent shall approve.

               11.1.5 The Borrower shall keep full, complete, accurate and faithful books of account and records relating to the delivery distribution and exploitation of each Film and the Agent shall be entitled at the Borrower's expense on reasonable prior notice on any Business Day and either directly or through an appointed representative to inspect all such books of account and records as aforesaid and to take copies of the same or extracts thereof and/or once annually to cause such books to be audited. The Borrower will promptly deliver to the Bank copies of all statements to be rendered under any Acquisition Agreement and any Licence Agreement and in any event within five Business Days of receipt or despatch thereof.

               11.1.6 The Borrower shall provide or has provided in all Licence Agreements for the right of the Borrower to audit and inspect the book of accounts of the Sub-Distributors. Such provision shall be in a form acceptable to the Agent. The Borrower will also upon demand by the Agent exercise such of its right to audit and inspect the books of account of the licensees under any of the

                         Licence Agreements as the Agent may specify in such demand and provide the Banks with such full record of such audit and inspection as the Agent shall require.

               11.1.7 The Borrower will maintain Net Receivables of ^ of the amount of the contingent liability from time to time of the Banks under the City National Letter of Credit.

      11.2 The Borrower shall set an itemised annual budget acceptable to the Agent for operational overheads of the Borrower and notify the Agent accordingly. The Borrower will not exceed the total of ^ of such budget (although it may apply savings on any one item against excess on another item) without the prior written consent of the Agent, which shall not be unreasonably withheld.

      11.3 The Agent shall have the absolute right to approve the identity of all Sub-Distributors and to determine the maximum aggregate unpaid amount of minimum guarantees owed by each Sub-Distributor to the Borrower at any time. It is intended that the Borrower shall submit a list of Sub-Distributors to the Agent for its approval and that during the term hereof the Borrower may submit further Sub-Distributors for the Agent's approval.

               Once the Agent has approved a Sub-Distributor in writing to the Borrower, such Sub-Distributor will continue to be approved until the Agent notifies the Borrower to the contrary in writing.

      11.4     The Borrower shall procure that at all times the aggregate of:

               11.4.1 cash on deposit in respect of Films in respect of which the Film Facility has not been fully repaid, which the Borrower owns, which is not held for a third party, and which has not then been applied in reduction of any amounts outstanding hereunder or under any Facility Letter; and

               11.4.2 receivables acceptable to the Banks in respect of Films in respect of which the Film Facility has not been fully repaid shall equal not less than 30% (thirty per cent) of the amount outstanding or committed (by way of letters of credit or guarantees issued but unencashed) in connection with the Film Facilities.

               For the purpose of clause 11.4.2 only, a Film Facility shall be deemed fully repaid when all amounts outstanding to the Agent or the Banks hereunder or under any Facility Letter (excluding only the ^ to ^ have been fully repaid.

      11.5 For the avoidance of doubt, the Borrower hereby acknowledges that the Banks may refuse to grant a Film Facility if this would result in the Borrower being in breach of this clause 11.4.

12    EXECUTION OF FACILITY LETTERS

      12.1     Subject to the Facility Limit set out in clauses 2.1, 2.3 and
               12.2 hereof the Borrower may at any time during the term hereof request the Agent to make available a Film Facility for a Film. Each such Facility Request shall be in the form set out in
               Schedule 2 or in such other form as the Agent may from time to time require and shall be sent to the Agent. When making such request (and thereafter), the Borrower shall provide the Agent with such information documentation and details as the Agent shall at its reasonable discretion require.

      12.2 In no event shall any Facility Request seek a Film Facility the amount of which when aggregated with the amount of all other Film Facilities then outstanding might exceed US$21,000,000 (twenty one million United

               States Dollars) or such greater amount as such limit shall have been permitted pursuant to clause 2.12 hereof or such lesser amount as such limit shall be as determined by clause
               2.11 hereof. For these purposes, liability under all Film Facilities then outstanding shall consist of the value of Loans and accrued interest thereon and/or which the Banks might be required to advance thereunder and the face value of any Obligations which the Banks might be required to accept.

      12.3 The Agent shall notify Berliner of each Facility Request. The Agent shall further supply to Berliner such details and information relating thereto as it possesses in order to permit Berliner to understand the purpose and nature of the proposed Facility. Berliner shall be entitled to discuss with the Agent any aspect of the proposed borrowing, and to make such recommendations to the Agent as it feels appropriate.

      12.4 The Agent (on behalf of the Banks hereunder) may in its sole and absolute discretion and without giving any reasons decline to grant any Film Facility requested by a Facility Request, it being the intention that each such proposed financing be considered on its own merits. The Agent will notify the Borrower of its decision within 10 Business Days of receipt by it of a

               Facility Request. Once the Facility Request has been approved and a Facility Letter entered into, the Agent and/or the Banks shall make available the requested loan in accordance with the provisions of the applicable Facility Letter.

      12.5 It is anticipated that each Film Facility for a Film will be made available in accordance with the terms and conditions of a Facility Letter which will be substantially in the form of the draft set out in Schedule 3. The Agent specifically reserves the right, however to stipulate an alternative form of agreement at its discretion, and shall stipulate whatever requirements in relation to security for the Banks it feels are appropriate in the circumstances of each Film Facility.

      12.6 A Film Facility for a Film shall be made available hereunder by signature by the Borrower, and (upon its being authorised to do so as provided in clause 19.1 hereof) by the Agent on behalf of the Banks, of a Facility Letter. If, in relation to a Facility Request, the Borrower shall decline to sign the Facility Letter as stipulated by the Agent, it shall be under no obligation to do so. It shall, however, be liable to pay the out of pocket expenses of the Agent in connection with such request, as set out below.

13    THE PRIOR OBLIGATIONS AND EXISTING BORROWINGS

      13.1 With effect from the effective date of the Merger, New OFG hereby expressly and unconditionally assumes the Prior Obligations.
               Such Prior Obligations shall be deemed obligations hereunder as well as obligations under the Agreements pursuant to which they were assumed by Old OFG.

      13.2 It is hereby acknowledged that all amounts outstanding, due, paid, repaid or borrowed under the Existing Syndication Agreement or any Facility Letter or other document ancillary thereto shall be deemed outstanding, due, paid, repaid or borrowed hereunder.

      13.3 Amounts outstanding, due, paid, repaid or borrowed under the Distribution Facility shall be deemed outstanding, due, paid or repaid under the Operating Facility.

      13.4     It is hereby acknowledged that the provisions of clauses 13.1,
               13.2 and 13.3 hereof shall not operate so as to terminate the Existing Syndication Agreement or the Distribution Facility Letter or any other agreement pursuant to which the Prior Obligations were originally assumed, all of which shall remain in full force and effect provided always that the Borrower shall not be liable twice for the same obligation. It is expressly acknowledged that this Agreement is an amendment to and restatement of the Existing Syndication Agreement.

14    NATURE OF THE BANKS' RIGHTS AND OBLIGATIONS

      14.1 The obligations of the Banks hereunder are several, and failure by a Bank to carry out those obligations shall not relieve any other party of its obligations hereunder, or under any Facility Letter or other document entered into pursuant hereto or thereto.

               In executing a Facility Letter, the Agent acts as agent for each Bank severally, and does not by its signature assume responsibility in respect of the obligations of any Bank, other than itself in its capacity as a Bank. In entering into an Obligation, the Agent likewise acts as agent for each Bank severally and Berliner agrees to indemnify the Agent for that part of the Obligation which equates to its Commitment. No Bank shall be responsible for the obligations of any other Bank hereunder or under any Facility Letter.

      14.2 The obligations of the Borrower towards each of the Agent and the Banks hereunder and under each Facility Letter are undertaken to each of them as separate and independent rights.

15    SECURITY AND APPLICATION OF MONIES

      15.1 The Agent shall hold and enforce the Security Interests as agent and trustee for itself and Berliner in accordance with their respective rights hereunder and subject to clause 15.3 hereof.

      15.2 Notwithstanding anything to the contrary contained in any Facility Letter to be entered into hereafter or any other agreement, all Security Interests held by the Agent for the liabilities of the Borrower in respect of any of the Facilities shall be held as security for the liabilities of the Borrower in respect of all of the Facilities.

      15.3 Amounts received by the Agent from the Borrower or recovered by the Agent upon enforcement of the Security Interests or any of them shall be applied in the following order:

               15.3.1 in repayment of fees or expenses (including without limitation any expenses incurred by the Agent in enforcing the Security Interests or any of them) outstanding from the Borrower hereunder or under any Facility Letter or any

                         Security Agreements;

               15.3.2 in repayment of any interest outstanding from the Borrower relating to the Facilities;

               15.3.3 in repayment of all other amounts of principal outstanding from the Borrower hereunder or under any Facility Letter;

               15.3.4 in repayment of any other amount outstanding from the Borrower hereunder, under any Facility Letter or under any document ancillary thereto;

               15.3.5 the surplus will be paid to the Borrower or as otherwise required by law.

      15.4 At the written request of the Borrower, the Agent will agree in writing with any Sub-Distributor that provided such Sub-Distributor is not in breach of the Licence Agreement to which such Sub-Distributor is a party the Agent will not exercise its Security Interest in any way which will interfere with the quiet enjoyment by such Sub-Distributor of the rights granted or licensed to such Sub-Distributor pursuant to such Licence Agreement.

      15.5 Where necessary in relation to any Film or any other film or TV program acquired by or licensed to the Borrower after the date of this Agreement, the Agent and/or the Banks will enter into an intercreditor agreement with other parties secured on such Film, other film or TV program to be negotiated in good faith, to establish the priority set out in Clause (c)(ix) of the definition of "Permitted Encumbrances".

16    PROCEDURE FOR FUNDING ADVANCES

      16.1 ^ Business Days before the assumption by the Agent of an Obligation on behalf of the Banks, Berliner undertakes for the express benefit of the Borrower and the Agent to provide the Agent with a ^ substantially in the form agreed providing for the ^ in respect of the applicable Facility.

      16.2 In the case of each Loan to be made available under a Facility, the Agent shall notify Berliner of the date on which such Loan is to be made to the Borrower at least ^ Business Days before the date on which such Loan is to be made or such shorter period as shall be practicable in the circumstances. In the case of any payment by the Agent in respect of an Obligation it shall give to Berliner notice of its intention to make a payment in respect thereof ^ Business Days before the date on which payment is made, or shall give such shorter period of notice as may be practicable in the circumstances. Failure by the Agent, however, to give notice to Berliner as set out in this sub-clause shall not relieve Berliner of its other obligations under this clause or otherwise under this Agreement.

      16.3 Berliner undertakes for the express benefit of the Borrower and the Agent to pay to the Agent so that the Agent receives value therefor on the day on which the Agent proposes to disburse the same, such proportion of the total amount proposed to be disbursed as Berliner's Commitment bears to the aggregate Commitments of the Banks.

      16.4 All payments to be made hereunder shall be made, if in United States Dollars, to the account of Coutts with ^ or to such other account as the Agent may specify and if in any other currency, to such account of the Agent as the Agent shall from time to time specify.

      16.5 If, for whatever reason, Berliner shall have failed to make any payment to the Agent as required by this clause 16, then, provided Berliner has received the notice referred to in clause
               16.2 hereof, the Agent may at its discretion (but shall in no event be obliged to) make the relevant payment on behalf of Berliner. In this event and in consideration of the Agent's agreement to pay to Berliner Berliner's share of fees payable by the Borrower hereunder, Berliner shall forthwith reimburse the Agent for the amount so expended, and pending reimbursement, the amount concerned shall bear interest at the rate specified in clause 5.5 hereof. In addition, Berliner shall indemnify the Agent against all losses, expenses and costs incurred by the Agent in funding such payment. The amount of such costs shall be certified to Berliner by the Agent, and the certificate shall be binding and conclusive for all purposes, save in the case of manifest error. Any interest payable hereunder by Berliner shall accrue from day to day and shall be calculated on the basis of a 360 day year, in the case of amounts payable in United States Dollars, and on whatever basis may be customary in the London Interbank market from time to time in the case of amounts payable in currencies other than United States Dollars.

17    AVAILABILITY AND REVIEW

      The Facilities will be available subject to the terms of this Agreement until 9th May 1997 or the earlier happening of an Event of Default. The Banks will review the Facilities made available by this Agreement before 9th May 1997 with a view to determining whether the Facilities should remain available after such date.

      Prior to such review, the Borrower will supply to the Agent its internal valuation of the Borrower's interest in its library of films in a form acceptable to the Agent or, if the Agent shall so request, such a valuation audited by a firm of certified public accountants acceptable to the Agent. Such valuation shall value the library at no less than US$20,000,000. The Agent will consult the Borrower prior to such review and notify the Borrower of the decision of the Banks as soon as practicable thereafter.

      Such review shall be without prejudice to the terms of any Facility Letter executed prior thereto.

18    ASSIGNMENT

      18.1 This Agreement shall be binding upon, and inure to the benefit of, the Banks, the Agent, the Borrower and their respective successors.

      18.2 The Borrower shall not assign or transfer any of its rights and/or obligations under this Agreement.

      18.3 Each Bank may at any time with the consent of the Agent (which it may give or withhold at its discretion but not until it has first consulted the Borrower) and the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) assign or transfer all or any part of its rights or benefits under this

               Agreement by assigning to any one or more banks or other lending institutions (each of which is in this clause called an "Assignee") all or any part of such Bank's rights and benefits under this Agreement

      PROVIDED that:-

               18.3.1 such assignment or transfer may only be effected if the Assignee, by delivery of such undertaking as the Agent may approve, becomes bound by the terms of this Agreement;

               18.3.2 the assignor Bank shall pay to the Agent on demand all expenses (including but not limited to legal fees) and any Value Added Tax thereon, certified by the Agent as having been properly incurred by it in connection with such transfer by the assignor Bank under this clause;

      AND PROVIDED that no Bank may make such assignment or transfer if such assignment or such transfer will (as appears at the time of such transfer) result in the Borrower becoming obliged to pay under this Agreement any greater amounts than it would have been obliged to pay had such assignment not been made.

      18.4 If any Bank assigns or transfers all or any part of its rights, benefits and obligations under this Agreement as provided in clause 18.3 above, all references in this Agreement to such Bank shall subsequently be construed as references to such Bank and such Assignee to the extent of their respective participation and the Borrower shall subsequently look only to the Assignee (to the exclusion of such Bank) in respect of that proportion of the Bank's obligations under this Agreement as correspond to such Assignee's participation in this Agreement and accordingly such Bank's Commitment under this Agreement shall be proportionately reduced and the Assignee shall assume a Commitment equivalent to such reduction. The Agent shall notify the Borrower of any such assignment or transfer.

      18.5 A Bank may with the prior written consent of the Agent and the Borrower disclose to a potential Assignee such information about the Borrower and its financial condition as shall have been made available to the Banks generally.

19    THE AGENT AND THE BANKS

      19.1 Each Bank hereby appoints the Agent to act as the agent of such Bank for the purposes of this Agreement and for such purposes irrevocably authorises the Agent to hold the Security Interests on its behalf and to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to it by this Agreement together with such powers as are reasonably incidental to them. Notwithstanding anything else contained herein (including the provisions of clause 19.13 hereof) the Banks shall jointly and unanimously decide whether each--should be accepted and the terms of each--. The approval of each Bank shall be evidenced by its execution of a copy of each--immediately prior to the execution thereof by the Agent and the Borrower. Subject to the terms of this sub-clause the Agent will act or refrain from acting in accordance with any direction received from Majority Banks.

      19.2 The Agent will account to each Bank for such Bank's due proportion of all sums received by the Agent for such Bank's account, whether by way of repayment of principal or payment of interest, fees or otherwise. The Agent may retain for its own use and benefit (and shall not be liable to account to the Banks for all or any part of) any sums received by it by way of reimbursement of expenses incurred by it (including legal fees) and by way of agency fees payable for the Agent's own account.

      19.3 The Agent shall not be obliged to take any steps to ascertain whether any Event of Default (other than default in repayment of principal or in payment of interest, fees or any other sums due hereunder or pursuant to any Facility Letter) has happened or exists. Until the Agent shall have received express notice from the Borrower or Berliner to the contrary or has actual knowledge that an Event of Default has happened or exists, the Agent shall be entitled to assume that no Event of Default (other than as above) has happened or exists. Upon receipt of such notice or the possession of such knowledge the Agent will inform Berliner and will thereafter proceed in relation to:-

               19.3.1 the making or refraining from making of any demand for repayment of some or all of the amounts then outstanding or due and unpaid under any of the Facilities; and

               19.3.2 the advance of any further funds to the Borrower under any of the Facilities strictly in accordance with the decisions of the Majority Banks, notwithstanding anything to the contrary herein or in any Facility Letter.

      19.4 The Agent will be entitled to rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the parties to this Agreement for any of the consequences of such reliance.

      19.5 The Agent shall not be obliged to take any proceedings against the Borrower, any Bank or any other person for the recovery of any sum due under this Agreement.

      19.6 Neither the Agent nor any of its directors, officers, employees or agents shall be liable for the consequences of any action taken or omitted by it or them or the exercise of any discretion or power under or in connection with this Agreement unless caused by its or their gross negligence or wilful misconduct. The Agent shall not be responsible for any statements, representations or warranties made by the Borrower in this Agreement any Facility Letter or otherwise or for or in respect of any information supplied or provided or subsequently to be supplied or provided by the Agent or any of the Banks which is in any way connected with the Borrower or this Agreement or any Facility Request, Facility Letter or any of the matters contemplated by this Agreement. The Agent shall send Berliner monthly reports on the operation and management of the Facilities. The Agent shall also meet any reasonable request for additional information within its knowledge relating to the Facilities as soon as practicable but otherwise save as specifically provided in this Agreement, the Agent shall not be under any duty or obligation, either initially or on a continuing basis, to provide Berliner with any credit information or other information with respect to the financial condition of the Borrower or otherwise relevant to the Facilities. Furthermore, the Agent shall not be responsible for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any of the other documents referred to in this Agreement or for the recoverability of any Loan or any other sums to become due and payable pursuant to this Agreement.

      19.7 The Agent shall be entitled to rely on the advice of any professional advisers selected by it given in connection with this Agreement and any of the matters contemplated by it and shall not be liable to Berliner for any of the consequences of such reliance.

      19.8 In performing its functions and duties under this Agreement the Agent shall act solely as the agent of the Banks. Nothing in this Agreement shall constitute the Agent a trustee for any Bank (save as expressly provided herein) or trustee or agent of the Borrower. The Agent shall be under no liability or responsibility of any kind to the Borrower or to Berliner arising out of or in relation to any failure or delay in performance or breach by Berliner or, as the case may be, the Borrower of any of its obligations pursuant to this Agreement.

      19.9 With respect to its own participation as a Bank in the Facilities, Coutts shall have the same rights, liabilities and powers under this Agreement as though it were not also acting as the Agent for the Banks. The Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking or trust business with or for the Borrower as if it were not the Agent for the Banks.

      19.10 Berliner agrees to indemnify the Agent (to the extent not reimbursed by the Borrower) rateably according to its participation herein from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (except where caused by the wilful misconduct or gross negligence of the Agent and except in respect of any agency or other fee due to the Agent in its capacity as Agent) which may be imposed on, incurred by or asserted against the Agent in its capacity as Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent in enforcing or preserving the rights of the Banks under this Agreement.

      19.11 Berliner will notify the Agent of, and provide the Agent with a copy of, any communication between either of them and the Borrower on any matter concerning the Facilities. The Agent shall promptly notify Berliner upon receipt of any notices and documents concerning the Facilities from or to the Borrower and will immediately send to Berliner copies (or details of the contents) of such notices and documents of which notification is given as stated above. The Agent shall also promptly notify Berliner in writing of its exercise (whether orally or in writing) of any power of approval, consent, discretion, variation or waiver vested in it by virtue of the terms hereof or of any Facility Letter or its being a party thereto as agent for the Banks.

      19.12 Berliner acknowledges that it has, independently and without reliance upon the Agent based on such documents and information as it has deemed appropriate, made its own analysis of the financial condition and affairs of, and its own appraisal of the creditworthiness of, the Borrower and made its own decision to enter into this Agreement. Berliner also acknowledges that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement (save where it has specifically agreed to delegate the making of such decisions to the Agent).

      19.13 The Agent may grant waivers or consents, vary the terms of this Agreement and do or omit to do all such acts and things in connection with this Agreement as may be authorised in writing by the Majority Banks. Any such waiver, consent, variation, act or omission so authorised and effected by the Agent shall be binding on all the Banks and the Agent shall be under no liability whatsoever in respect of any such waiver, consent, variation, act or omission. Except with the prior written Agreement of Berliner (in the case of clause 19.13.1 - 19.13.4 inclusive), nothing in this clause shall authorise (as between the Agent and the Banks):

               19.13.1 any change in the rate at which any interest is payable hereunder;

               19.13.2 any extension of the date for payment, or alteration in the amount or currency, of any principal, interest, fees or any other amount payable under any Facility Letter or hereunder (excluding the fee payable pursuant to clause 6.1.5 hereof);

               19.13.3   any increase in any Bank's Commitment; or

               19.13.4 any variation of the definition of "Majority Banks" in clause 1;

      19.14 With the consent of the Borrower (not to be unreasonably withheld or delayed) Coutts may for any reason which Coutts itself considers sufficient justification retire at any time as Agent hereunder and as trustee for the Banks of the Security Interests by giving to the Borrower and each of the Banks not less than 30 days' notice of its intention to do so. In such event the identity of the bank to be appointed agent and trustee in Coutts' stead shall be decided by the Majority Banks. Upon such other bank as the Majority Banks may decide being so appointed, the retiring Agent shall be discharged from any further obligations as agent under this Agreement and the Security Agreements and its successor and each of the other parties to this Agreement shall have the same rights and obligations and interest as they would have had if such successor had been a party to this Agreement. The retiring Agent shall make over to its successor all such records as its successor requires to carry out its duties.

20    CONSENTS AND WAIVERS

      Subject to the warranties contained in clauses 9.1.15, 9.1.16, 9.1.17,
      9.1.18 and 9.1.19 being true and accurate in all respects the Banks hereby consent to the Merger.

21    SHARING OF PAYMENTS

      21.1 If either Bank ("the Sharing Bank") at any time shall obtain (whether by way of voluntary payment or pursuant to this Agreement or otherwise including, but not in limitation, by way of set-off, counterclaim or other withholding) a proportion in respect of its participation in any sum due from the Borrower under this Agreement which is greater than the proportion obtained by the Bank or Banks obtaining the smallest proportion of its participation in it, including a nil receipt, (the amount so obtained by the Sharing Bank which is attributable to such excess being called the "excess amount") then:

               21.1.1 the Sharing Bank shall immediately pay to the Agent an amount equal to the excess amount, whereupon the Agent shall notify the Borrower of such amount and its receipt by the Agent;

               21.1.2 the Agent shall treat such payment as if it were a payment by the Borrower on account of the sum owed to the Banks as above; and

               21.1.3 as between the Borrower and the Sharing Bank the excess amount shall be treated as not having been paid, while as between the Borrower and each Bank (including the Sharing Bank) it shall be treated as having been paid to the extent receivable by such Bank

      PROVIDED THAT:

               21.1.4 notwithstanding the above provisions, no Bank shall be entitled to commence any action or proceeding for the recovery of any sum payable to it for its account by any other Bank under this Agreement prior to the expiration of 30 Business Days from receipt by such other Bank of such sum;

               21.1.5 every payment and adjustment made pursuant to clauses 21.1.1, 21.1.2 and 21.1.3 above shall be subject to the condition that if the excess amount (or any part of it) subsequently falls to be repaid by the Sharing Bank to the Borrower or to be paid to any third person, the Agent (if it shall then hold the same) and each of the Banks which has received any part of it from the Agent shall repay the excess amount (or the relevant part, as the case may be) to the Sharing Bank together with such amount (if any) as is necessary to reimburse to the Sharing Bank the appropriate proportion of any interest it shall be obliged to pay when repaying such amount as above, and the relevant adjustments pursuant to clauses 21.1.1, 21.1.2 and 21.1.3 above shall be cancelled; and

               21.1.6 if any Bank shall commence an action or proceedings against the Borrower in any court to enforce its rights under this Agreement and, as a result of or in connection with such action or proceedings, shall receive any excess amount such Bank shall not be required:

                         21.1.6.1 to share any portion of such excess amount with a Bank that has the legal right to, but does not, join such action or proceedings or commence and diligently prosecute a separate action or proceedings to enforce its rights in the same or another court; or

                         21.1.6.2 to share any portion of such excess amount with the Bank which has or have joined the same action or proceeding or has or have commenced and prosecuted a separate action or proceedings to enforce its or their rights in the same or in another court if, by reason of the negligence or wilful default of such Bank, or Banks obtain(s) a sum which is proportionately smaller (including a nil receipt) than that received by the Sharing Bank; or

                         21.1.6.3 to share any portion of such excess amount in circumstances where both the Banks join the same action or proceedings.

      21.2 Each Bank exercising any rights giving rise to a receipt or receiving any payment of the type referred to in clause 21.1 or instituting legal proceedings to recover sums owing to it pursuant to this Agreement shall as soon as practicable afterwards give notice to the Agent, which will as soon as practicable afterwards give notice to the other Bank.

22    EVENTS OF DEFAULT

      In any of the following events:-

      22.1 if any of the Relevant Parties commits any material breach of or omits or fails to observe any of the material obligations or undertakings contained in the Relevant Agreements and such breach or omission materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith or if any material representation or warranty contained in any of the Relevant Agreements (or in any of the documents presented when any guarantee or letter of credit issued pursuant to any Facility Letter is paid) is or becomes untrue or ceases to be accurate and the same materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith or if any of such agreements is terminated (whether or not lawfully) or ceases to be in force for whatever reason and, in the Agent's absolute opinion, such termination materially adversely affects the Banks' rights hereunder or if the Borrower otherwise ceases to be the exclusive distributor of any Film as provided for in the applicable Acquisition Agreement and such cessation materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith; or

      22.2 if while any sum is outstanding hereunder the Borrower at any time sells transfers or in any way disposes of all or a substantial part of its undertaking or assets or creates or permits to subsist any mortgage, charge (whether fixed or floating) lien or encumbrance or other security or possessory interest (other than the Permitted Encumbrances) upon any of its undertaking or assets or allows or permits any of its subsidiaries or associates to do any of the same or alters its charter; or

      22.3 if the Borrower fails to make or procure the making of any payment of principal when due or of interest or of fees or expenses or other payment whatsoever hereunder or under any Facility Letter on the due date; or

      22.4 if any of the Relevant Parties (a) becomes insolvent or (b) is unable, deemed unable or admits in writing its inability to meet its respective debts as they fall due or (c) makes an assignment for the benefit of creditors or to an agent authorised to liquidate any substantial amount of its properties or assets or (d) applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business or institutes or has instituted against it any proceedings for relief under any bankruptcy law or any law for the relief of debtors or has entered against it any order or judgment decreeing its dissolution or division (provided, however, that, in the event such a receiver or trustee is appointed or such proceedings are instituted or order or judgement is entered, without the consent of the applicable Relevant Party, it is not discharged within thirty (30) days after such appointment institution and entrance or (e) if a meeting of creditors is convened or any composition or arrangement for the benefit of creditors is proposed or entered into provided always that if any of the foregoing occurs with respect to a Relevant Party other than the Borrower the same shall only be an Event of Default if it materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith by any of the aforesaid or (f) if a petition is presented for the purpose of considering a resolution for the liquidation (except, and subject to the Agent's prior written consent as aforesaid, in the event of bona fide company reorganisation or amalgamation) of any of the Relevant Parties or (g) if similar proceedings are taken for the winding up, bankruptcy or dissolution of any of the aforesaid or (h) if so called Chapter VII or Chapter XI proceedings are commenced against any of the Relevant Parties or (i) if any event analogous to the foregoing occurs in any jurisdiction provided always that if any of the foregoing occurs with respect to a Relevant Party other than the Borrower the same shall only be an Event of Default if it materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith; or

      22.5 if any of the Relevant Parties shall cease or threaten to cease to carry on business and such cessation materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith or if the existence of the Borrower is terminated without the Agent's prior written consent; or

      22.6 if an encumbrancer takes possession or a trustee, administrative receiver or receiver or similar officer is appointed, of the whole or a material (in the opinion of the Agent) part of the assets or undertaking of any of the Relevant Parties or if any event analogous to the foregoing occurs in any jurisdiction and such event materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith; or

      22.7 if the Agent becomes aware of any circumstances which lead the Agent acting reasonably and in good faith to believe that a petition for an administration order under Section 9 of the Insolvency Act 1986 may be presented to the Court in respect of any of the Relevant Parties and the Agent is satisfied that any of the Relevant Parties is or may become unable to pay its debts (within the meaning given to that expression in Section 123 of that Act) or if such a petition is so presented or if any event analogous to any of the foregoing occurs in any jurisdiction and such event materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith; or

      22.8 if a distress or execution shall be levied or enforced upon or sued out against the whole or any part of the property of any of the Relevant Parties and shall not be paid within 5 Business Days or if any event analogous to any of the foregoing occurs in any jurisdiction and such event materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith; or

      22.9 if there shall be entered or filed against any of the Relevant Parties or any material portion of its assets, money judgements, writs or warrants of attachment or similar process in an aggregate amount greater than US$200,000 (two hundred thousand United States Dollars) which shall remain unvacated, unbonded, unstayed or unsatisfied for a period of 30 (thirty) days or in any event later than five (5) days prior to the date of any proposed sale thereunder and such event materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith;

      22.10 if control (as defined in Section 416 of the Income and Corporation Taxes Act 1988 or in relevant analogous local legislation) of any of the Relevant Parties (other than the Borrower) shall be passed to any person or group of persons whose control in the Agent's reasonable opinion results in a material deterioration in any of the Relevant Parties' or the Borrower's creditworthiness or if there is any disagreement or deadlock amongst the owners or managers of any of the Relevant Parties (excluding, in the case of any disagreement only, the Borrower) which the Agent reasonably believes (acting in good faith) will materially adversely affect the Borrower's ability to meet its obligations hereunder or if any event analogous to any of the foregoing occurs in any jurisdiction; or

      22.11 if any of the Security Interests shall not be or shall cease to be in force or effect or (subject to the Permitted Prior Encumbrances) shall cease to be a first priority security interest; or

      22.12 if for any reason whatsoever any of the Licence Agreements under which payments which the Agent shall in its sole opinion deem material to the security of any Facility and the repayment of any Loan are due but unpaid shall be terminated or cancelled or if any such payments are not made when due; or

      22.13 if ^ or ^ of ^ from the ^ of ^ and supplied to the Banks and upon which the Banks have relied or from time to time rely in deciding whether to ^ or ^ any ^ are found to be materially inaccurate or unreliable; or

      22.14 if any Film is not delivered to any of the licensees in all material respects in accordance with the provisions of the relevant Licence Agreements and such failure in delivery results in any material delay in payment or any non-payment by the applicable Sub-Distributor or if any Film is not delivered to the Borrower in all material respects in accordance with the provisions of any Acquisition Agreement in respect of a Film for which the Borrower has drawndown under any Facility prior to such delivery and such failure materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith; or

      22.15 if the amount outstanding to under the Borrower's overdraft facility with City National at any time exceeds US$1,000,000; or

      22.16 if the Borrower defaults under any agreement involving the borrowing of money or the extension of credit to which the Borrower is a party and such default consists of the failure to pay any amount when due or results in any party other than the Borrower to such agreement having the right to accelerate any obligation to pay under such agreement and such failure materially adversely affects or will materially adversely affect the Banks hereunder as determined by the Banks in good faith; or

      22.17 if, without the Banks' prior written consent, Robert and Ellen Little shall cease to beneficially own and control, directly or indirectly, free and clear from any liens, at least twenty-five percent (25%), in the aggregate, of the then outstanding voting stock of Borrower or at least thirty-seven percent (37%), in the aggregate, of the voting stock of the Borrower on a fully diluted basis
               (assuming for the latter purpose that voting stock underlying options, warrants and convertible securities forms part of the voting stock of the Borrower on a fully diluted basis, whether or not such options, warrants or securities are then presently exercisable or convertible);

      22.18 if Robert Little and Ellen Little shall cease to be members of the board of directors of the Borrower, or cease to be employed by the Borrower in the capacity set out in their respective Employment Agreements or if Robert Little and Ellen Little shall die or become disabled to an extent rendering them incapable of performing their current jobs for the Borrower; or

      22.19 if Robert Little and Ellen Little (or a replacement for one of Robert Little or Ellen Little approved pursuant to clause 22.20 hereof) and their designees or nominees do not constitute a majority of the board of directors of the Borrower and the same affects the Borrower's ability to meet its obligations hereunder (as determined by the Banks in their absolute discretion); or

      22.20 if either Robert Little or Ellen Little shall cease to be a member of the board of directors of the Borrower or shall cease to be employed by the Borrower in the capacity set out in their respective Employment Agreements or if Robert Little or Ellen Little shall die or become disabled to an extent rendering them incapable of performing their jobs for the Borrower (each such event being a "Termination") and a replacement therefor approved by the Banks (such approval not to be unreasonably withheld) is not engaged within 3 months of the Termination upon terms approved by the Banks (such approval not to be unreasonably withheld) (it being specifically agreed by the parties hereto that, notwithstanding anything to the contrary contained herein, from Termination until the engagement of a replacement approved by the Banks, the Banks may, in their absolute discretion permit no further borrowings hereunder); or

      22.21 if any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act) other than Robert Little, Ellen Little and/or William Lischak shall have acquired beneficial ownership of any outstanding class of capital stock of New OFG which beneficial ownership carries 20% or more of the outstanding ordinary voting power of New OFG (including without limitation the outstanding voting power in the election of directors of New OFG) whether or not such power is exercised;

      22.22 if any circumstances arise which in the Agent's opinion acting reasonably and in good faith will materially and adversely affect the Borrower's ability to meet its obligations hereunder or the security conferred or intended to be conferred on the Agent or the Banks hereunder or under any Facility Letter including without limitation, any invalidity, breach, repudiation or threatened repudiation of any of the Security Agreements or any guarantee or letter of credit issued or given under any Facility Letter then:

      (i) on the expiry of notice requiring remedy within five Business Days (or at any time after such expiry) in the case of any such event which is capable of remedy which then remains unremedied and in all other cases at once (or at any time thereafter) the Banks and the Agent shall be under no further obligation to issue any guarantee or letter of credit pursuant to any Facility Letter if not then issued or to issue the City National Letter of Credit if not then issued and in the case of all Event of Defaults other than an Event of Default under clause 22.4 hereof the Agent may by notice to the

               Borrower terminate all Facilities and in the case of an Event of Default under clause 22.4 hereof the Facilities shall automatically terminate and upon any such termination the Loan (and at the Agent's election all other amounts outstanding hereunder or any Facility Letter) shall immediately become due and repayable to the Agent (for the account of the Banks) (as applicable) together with interest accrued to the date of actual repayment thereof and an amount equal to the loss of profit suffered by the Banks as a result of the termination of each Film Facility prior to the Maturity Date (as defined in each applicable Facility Letter) and any other charges, expenses or amounts outstanding but unpaid hereunder or under any Facility Letter, all without any further demand, presentment or notice, all of which the Borrower hereby expressly waives, notwithstanding anything to the contrary contained herein; and

      (ii) if any guarantee or letter of credit has pursuant to any Facility Letter by then been issued or if the City National Letter of Credit has by then been issued:-

               (aa) to the extent payment in full under any such guarantee or letter of credit or the City National Letter of Credit has not been made by the Agent or the Banks it shall remain valid and payable and the Borrower shall remain liable for all its obligations hereunder and under any Facility Letter irrespective of any action the Agent may take (and it shall be under no obligation to take any action) otherwise to secure repayment of the Loan (if and whenever made) and all other amounts then outstanding hereunder or under any Facility for itself or for the account of the Banks (as applicable); and

               (bb) the Agent may require the Borrower to make such provision by deposit with the Agent or otherwise as the Agent in its absolute discretion deems adequate against the Agent's or the Banks' contingent liability under any such letter of credit or guarantee or the City National Letter of Credit; and

               (cc) the Agent may at its option by notice to the Borrower terminate any or all of the Facilities and any part of the Loan then made shall immediately become due and repayable together with interest accrued to the date of actual repayment thereof, an amount equal to the loss of profit suffered by the Agent as a result of any such parts of the Loan being repaid before the Maturity Date (as defined in the applicable Facility Letters) and any other charges expenses or amounts outstanding but unpaid hereunder or under any Facility Letter; and

      (iii) if any Event of Default shall have occurred and be continuing then the Agent (as agent and trustee for the Banks) and the Banks shall be entitled to exercise all of the rights and remedies available to a secured party upon default under the California Uniform Commercial Code in effect at the time which shall be applicable for the purpose of establishing the relative rights of the Agent (as agent and trustee of the Banks) and of the Banks and of the Borrower, under procedures to be followed in the event clause 22 hereof shall become operative, including, but not limited to, the right to sell, license or distribute the Collateral in respect of which the Security Interests shall have been granted or any portion thereof, and, in addition thereto, the rights and remedies provided for in this Agreement, in any Facility Letter in the Security Agreements or in any other Relevant Agreement and such other rights and remedies as may be provided by law or in equity. All rights and remedies existing under this Agreement, any Facility Letter, any of the Security Agreements or any other Relevant Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

23    NOTICES

      23.1 Any notice or other communication required to be given to the Agent under this Agreement or any Facility Letter shall be sent to the Agent at 440 Strand, London WC2R OQS facsimile number 0171-753 1059, marked for the attention of R.E.J. Payne Esq., or such other address, facsimile number and/or for such other attention as may be notified to the parties in accordance with this clause and a copy of such notice shall be sent to Richards Butler, Beaufort House, 15 St. Botolph Street, London EC3A 7EE facsimile number 0171-247 5091 marked for the attention of R.P.S. Philipps Esq. and Michael Maxtone-Smith Esq. or such other address, facsimile number and/or for such other attention as may be notified to the parties in accordance with this clause.

      23.2 Any notice or other communication required to be given to the Borrower under this Agreement or any Facility Letter shall be sent to the Borrower at 8800 Sunset Boulevard, Los Angeles, CA-90069 facsimile number 310 855 0719, marked for the attention of
               W. Lischak Esq. or such other address, facsimile number and/or for such other attention as may be notified to the parties in accordance with this clause.

      23.3 Any notice or other communication required to be given to Berliner under this Agreement or any Facility Letter shall be sent to Berliner at No. 1 Crown Court, Cheapside, London EC2V 6JP facsimile number 0171 572 9397 or 0171 572 9399 marked for the attention of S. Robbins Esq., or such other address, facsimile number and/or for such other attention as may be notified to the parties in accordance with this clause.

      23.4 Any notice or other communication to be given or made pursuant to this Agreement or any Facility Letter shall in writing and shall be sent by personal delivery, be given or made by registered first class mail (airmail if overseas) or facsimile transmission (with a hard copy by mail) and shall, save as specified below, be effective when such personal delivery, first class mail or facsimile transmission is actually received. In the case of airmail such notice shall be deemed to be effective 7 Business Days after being posted. If the Agent is unable, after using reasonable efforts, to assure itself of the safe arrival of any notice given hereunder or under any Facility Letter and it elects then to send or resend the same by registered first class prepaid post, then such notice shall be deemed to be effective 2 Business Days after being posted.

24    CONFIDENTIALITY

      The Agent shall have the right to insist that its association and the association of Berliner with any Film is not disclosed to third parties (other than professional advisers) or otherwise made public. In any event, the Borrower shall keep the terms of this Agreement and any Facility Letters confidential and shall not, other than as required by law, disclose them to third parties (other than its professional advisers) without the Agent's prior written consent. Where disclosure is required by law, the Borrower shall where possible, consult with the Agent about the disclosure required to be made and shall in any event make only such disclosure as is necessitated by the applicable legal requirements. The Banks shall keep confidential all information supplied to them by the Borrower and shall not other than as required by law disclose it to third parties other than to their professional advisers or (with the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed) to any bank to whom any of them shall wish to sub-participate or assign any of its rights hereunder and/or to any such bank's professional advisers.

25    FURTHER ASSURANCE

      The Borrower shall at the Borrower's expense furnish the Agent with and shall execute acknowledge and deliver and cause to be executed acknowledged and delivered to the Agent any agreements documents or instruments (including without limiting the generality of the foregoing short form assignments of copyright and of any of the Licence Agreements) in such form and substance as shall be approved or designated by the Agent which the Agent may from time to time in its discretion reasonably require or deem necessary or proper to evidence establish protect enforce or secure any of the arrangements or transactions made or envisaged by this Agreement or any Facility Letter or more fully to put into effect or carry out the purposes provisions or intent of this Agreement or any Facility Letter. Should the Borrower within ten (10) Business Days of being requested so to do fail to execute acknowledge and deliver any such supplemental documents required by the Agent then the Agent shall have the right to execute acknowledge and deliver such documents on behalf of and in the name of the Borrower. The Agent is hereby irrevocably appointed the lawful attorney of the Borrower for the purposes of this clause such appointment constituting a power coupled with an interest.

26    CUMULATIVE RIGHTS

      The rights of the Banks and the Agent under this Agreement and any Facility Letter are cumulative and may be exercised as frequently as any Bank or the Agent considers necessary and any waiver by any Bank of any breach default or non-compliance hereunder or herewith (and whether or not the same constitutes an

      Event of Default) will not be construed as a continuing waiver of the same or any other breach default or non-compliance hereunder or herewith. Notwithstanding anything to the contrary herein contained any reference in this Agreement or any Facility Letter to the termination thereof shall in each place in which it occurs be entirely without prejudice to the rights of Coutts or Berliner to payment in full of all amounts (of whatsoever kind) outstanding or arising hereunder which right shall remain enforceable against the Borrower at all times.

27    GOVERNING LAW AND JURISDICTION

27.1 This Agreement and all Facility Letters shall be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts and the state and federal courts located in Los Angeles, California.

27.2 THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT, ACTION OR PROCEEDING, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY FACILITY LETTER OR ANY SECURITY AGREEMENT OR ANY OTHER RELEVANT AGREEMENT BROUGHT IN THE STATE OF CALIFORNIA, COUNTY OF LOS ANGELES AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF CALIFORNIA, COUNTY OF LOS ANGELES HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

28    SEVERABILITY

      If any of the provisions of this Agreement or any Facility Letter become invalid illegal or unenforceable in any respect under any law or for any other reason whatsoever, the validity legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired.

29    RELATIONSHIP

      Nothing in this Agreement or in any Facility Letter shall constitute or be deemed to constitute a partnership or joint venture between any of the Banks and the Borrower and nothing shall create or be deemed to create a relationship of principal and agent between any of the Banks and the Borrower. It is hereby acknowledged that any and all provisions of this Agreement creating rights and obligations of the Banks to each other are of no concern to the Borrower.

30    CONFLICTS WITH FACILITY LETTERS

      In the event of any conflict or inconsistency between this Agreement and any Facility Letter or other agreement, the terms of this Agreement shall prevail.

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first before written.

Signed by                         )
for and on behalf of              ) /S/ Christopher P. Collins
Coutts & Co.                      )
in the presence of:-              ) /S/ Judith Chan






Signed by                         )
for and on behalf of              ) /S/ Amanda Burgess
Berliner Bank A.G. London         )
Branch in the presence of:-       ) /S/ Christopher P. Collins







Signed by                         )
for and on behalf of              ) /S/ William F. Lischak
Overseas Filmgroup Inc.           )
in the presence of:-              ) /S/ Michael Maxtone-Smith







Signed by                         )
for and on behalf of              ) /S/ William F. Lischak
Entertainment/Media Acquisition   )
Corporation in the presence of:-  ) /S/ Michael Maxtone-Smith